UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
____________________
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BILL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

NOTE FROM OUR CEO AND FOUNDER
Dear Fellow Stockholder,
A year ago we embarked on an ambitious path. We committed to grow the business, return significant capital to shareholders, and fundamentally reshape how BILL operates, all at the same time.
We accomplished all of that. We completed the organizational changes required to accelerate our transformation into an AI-native company and sharpened our view of the highest impact actions that power our growth, while driving strong business performance on both the top and bottom lines. At the same time, we announced a $1 billion share repurchase authorization and aggressively executed on that. In FY26, the team did an exceptional job executing across these initiatives and as a result we are very well positioned to leverage our unique assets combined with the rapidly developing AI capabilities to further our growth and profit goals in FY27 and beyond.
Fiscal 2026 total revenue was $1.65 billion, an increase of 13% year over year. Core revenue grew 16% to $1.50 billion. Non-GAAP operating income rose 35% to $323.7 million. We generated $354.7 million of free cash flow. Growth and margin expansion are not a trade-off at BILL, and fiscal 2026 demonstrated that.1
Innovating with AI was our top priority for the year, and adoption is real. More than 175,000 businesses now use our agents to improve their financial operations and save more and more time. And we have only just begun. We have a robust roadmap of AI capabilities that we are actively working on that will change how businesses manage their business operations.
Capital return represented another key highlight to the year. We repurchased 13.7 million shares of our common stock in fiscal 2026, representing $567.3 million in aggregate return to shareholders. With our durable cash flow and conviction around the business, our Board authorized a new $1 billion share repurchase program in May.
BILL exists to help SMBs run their businesses by taking care of the operational headaches that plague them. In fiscal 2027, our most important priority is to accelerate the elimination of those headaches leveraging our expertise and AI technology across our platform. We are building an agentic platform that automates financial operations by default for our nearly half million customers. We will create front-end experiences that remove friction so customers can instantly realize value. Our knowledge of the workflows and pain points specific to small and mid-sized businesses, our proprietary data advantage, our network of more than 9 million members, and our robust payments infrastructure together create a strong foundation to build trusted, accurate, and secure AI for the Fortune 5 million.
Whether or not you plan to attend the 2026 Annual Meeting of Stockholders on December 10, 2026, please read the accompanying proxy statement and vote your shares. Every vote matters to us.
Thank you for being a stockholder and for your ongoing support of BILL.
Sincerely,
René Lacerte
CEO and Founder
October 27, 2026
1 Non-GAAP Operating Income and Free Cash Flow are not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP). See Appendix A for a reconciliation to GAAP.

BILL HOLDINGS, INC. 6220 America Center Drive, Suite 100 San Jose, California 95002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, December 10, 2026 at 9:00 a.m. Pacific Time.

Place:	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/BILL2026, where you will be able to listen to the meeting live, submit questions and vote online.

Agenda		Board’s Voting Recommendation

Proposal 1	Elect the four Class I directors named in the accompanying definitive proxy statement (the Proxy Statement), each to serve a three-year term expiring at the 2029 annual meeting of stockholders and until such director’s successor is elected and qualified.	✔ FOR each Company nominee

Proposal 2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending June 30, 2027.	✔ FOR

Proposal 3	Approve, on a non-binding advisory basis, the compensation paid by us to our Named Executive Officers (as defined herein) as disclosed in the Proxy Statement (commonly referred to as “Say-on-Pay”).	✔ FOR

We will also consider and act upon other business as may properly come before the 2026 Annual Meeting of Stockholders (the Annual Meeting) of BILL Holdings, Inc. (the Company or BILL) or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on October 13, 2026 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Voting:	Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at investor.bill.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., through its website at www-us.computershare.com or by phone at (800) 736-3001.

This notice of the Annual Meeting, the Proxy Statement and the form of proxy are being distributed and made available on or about October 27, 2026.
Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone, or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.
By Order of the Board of Directors,
Michael Dunn
General Counsel and Corporate Secretary
San Jose, California
October 27, 2026

PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the SEC), and is designed to assist you in voting your shares. In addition, our fiscal year ends on June 30. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended June 30 of that year. For example, references to “fiscal 2026” refer to the twelve months ended June 30, 2026. Any reference to a year not preceded by “fiscal year” or the word “fiscal” refers to a calendar year.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this means of delivery makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.
FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this proxy statement and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond the control of BILL Holdings, Inc. (BILL, the Company or we, us and our). These statements include, but are not limited to, statements regarding the Company’s expectations, beliefs, plans, strategies, initiatives, business or financial prospects or outlook, future shareholder value, priorities or future performance. These risks and uncertainties include, but are not limited to, macroeconomic factors, including changes in interest rates, significant political and regulatory developments or changes in trade policy, including government budget cuts, government shutdowns, the imposition of tariffs and other trade barriers, inflationary, recessionary, and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Cards and our invoice financing offering, our ability to attract new customers and convert trial customers into paying customers, our ability to develop, deploy, commercialize and realize expected benefits from AI agents and other AI-enabled tools, our ability to invest in our business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions, investments and other strategic transactions, changes to card network rules and interchange fee rates, our relationships with accounting firms, financial institutions and software providers, the global impacts of ongoing geopolitical conflicts, the actual and expected impacts of the above factors on the small and midsize businesses (SMBs) we serve and other risks detailed in the registration statements and periodic reports the Company files with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of the Company’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this proxy statement are based on information available to the Company as of the date hereof. The Company assumes no obligation to update or revise the forward-looking statements contained in this proxy statement because of new information, future events, or otherwise.

OUR BOARD OF DIRECTORS
WHO WE ARE
Our Board of Directors (our Board) currently consists of 12 directors, all of whom, other than Mr. Lacerte, qualify as “independent” under the listing standards of The New York Stock Exchange (the NYSE Listing Standards). Our Board is divided into three classes with each class serving for three years and the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting for a three-year term ending upon the 2029 Annual Meeting of Stockholders. The terms of office of directors in Class II and Class III will expire at the annual meetings of stockholders to be held in 2027 and 2028, respectively.

Director Nominees
The following four Class I directors have been nominated for election at the Annual Meeting:

Keri Gohman
Independent Director Nominee
Director Since: 2025
Term Expires: 2026
Age: 50
Board Committees
•Audit
•Risk
Education
•B.A., Liberty University
•MBA, Lynchburg College
Board Experience
•PatientNow, Inc. (since 2025)
•CARET (2022-2024)
•Passport Labs, Inc. (2021-2024)
•Pleo Holdings ApS (Bain Capital Ventures Portfolio Company) (2021-2024)

Board Qualifications
Ms. Gohman brings over 20 years of experience at the intersection of the payments, banking and accounting sectors. She has held leadership and strategy roles with established financial services firms and technology companies, scaling SaaS businesses for growth and driving transformation through integrated payment solutions and scalable digital ecosystems. In her current role, as Chief Executive Officer at PatientNow, she focuses on providing embedded and digital solutions to small and midsize businesses.
Key Skills and Experiences

•Finance / Accounting	•Payments / FinTech	•Senior Operating Leadership

–As a senior executive leader of technology businesses, Ms. Gohman demonstrates a proven track record in P&L management and operational discipline across global markets. At CARET, she led the company through a strategic transformation, which included a rebranding and restructuring initiative that involved divesting a subsidiary to sharpen focus on its core SaaS practice management platform.
–Currently at PatientNow and previously at CARET, Ms. Gohman oversaw the development of embedded receivables and payment services, among other offerings designed for small and midsize businesses. She possesses deep expertise in financial, fintech and integrated payment solutions, shaped by her role as a partner at Bain Capital Ventures advising technology clients, and her hands-on leadership as Chief Platform Business Officer at Xero, where she led the innovation process of new financial service offerings.
–Earlier in her career, Ms. Gohman held several leadership roles at Capital One, including serving as Head of the Small Business Bank. In that role, she oversaw payments and lending across digital and traditional banking channels, led regulatory engagements and managed credit risk and portfolio performance. She also played a pivotal role in advancing Capital One’s retail banking digital transformation through the development of its mobile and online platforms.
Career Highlights
PatientNow, Inc. – a medical practice management platform
•Chief Executive Officer (since 2025)
CARET – a legal practice management platform
•Chief Executive Officer (2022-2024)
Bain Capital Ventures, LP – a technology investment firm
•Partner (2019-2022)
Xero Limited (ASX: XRO) – a cloud-based accounting software for small businesses
•Chief Platform Business Officer (2018-2019)
•President, Xero Americas (2016-2018)
Capital One Financial Corporation (NYSE: COF) – a leading American bank holding company and financial services provider
•Executive Vice President, Head of Small Business Bank (2013-2016)
•Senior Vice President, Small Business Deposits & Payments (2012-2013), Digital Banking Models (2010-2012)
•Vice President, Sales and Customer Experience (2008-2010)
Intuit Inc. (Nasdaq: INTU) – a financial software company
•Director, Sales & Support (2006-2008), Global Professional Services Business (2004-2006)

René Lacerte Board Chair, Founder, CEO and Director Nominee Director Since: 2006 Term Expires: 2026 Age: 59 Education •B.A., Economics, Stanford University •M.S., Industrial Engineering, Stanford University
Board Qualifications
Mr. Lacerte brings extensive leadership experience in financial technology, innovation and operational strategy. As the founder and Chief Executive Officer of BILL, and, previously, of PayCycle, he has led transformative advancements in digital payments and business automation. His expertise in product development, customer-centric platforms, scaling technology solutions and deep knowledge of BILL’s operations provide the Board with valuable insight into innovation and growth strategy.
Key Skills and Experiences

	•Payments / FinTech Expertise	•SaaS / Technology / Innovation	•Senior Operating Leadership Experience

–Mr. Lacerte has led BILL’s growth from a startup to a publicly traded company with nearly 1,500 employees and half a million business customers. He oversaw the Company’s IPO in 2019 and has driven its strategic acquisitions, including Divvy, Invoice2go and Finmark, to broaden BILL’s capabilities and customer reach.
–Having served as Chief Executive Officer and Chief Financial Officer of PayCycle, he gained deep experience in scaling SaaS platforms and driving innovation in payroll automation. Under his leadership, PayCycle became the then-largest online payroll solution and was acquired by Intuit, expanding the online capability of its payroll offering.
–Mr. Lacerte brings experience in launching payment and fintech systems. Earlier in his career at Intuit, Mr. Lacerte launched the company’s first connected payroll product and built its bill payment and credit card businesses into multi-million-dollar operations.
Career Highlights
BILL Holdings, Inc. (NYSE: BILL)
•Founder and Chief Executive Officer (since 2006)
PayCycle, Inc. – an online payroll solutions company (acquired by Intuit, Inc. in 2009)
•Chief Financial Officer and Co-Founder (2005-2006)
•Chief Executive Officer and Co-Founder (1999-2005)
Intuit Inc. (Nasdaq: INTU) – a financial software company
•Group Product Manager (1994-1999)

Tina Chan Reich
Independent Director Nominee
Director Since: 2022
Term Expires: 2026
Age: 50
Board Committees
•Risk (Chair)
•Audit
Education
•B.S., Economics, Massachusetts Institute of Technology (MIT)
Board Experience
•BAWAG Group AG (VIE: BG) (since 2025)
•Santander Holdings USA, Inc. and Santander Bank, N.A. (since 2023)
•Altus Power, Inc. (NYSE: AMPS) (2023-2025)

Board Qualifications
Ms. Reich possesses extensive financial services and fintech experience, specializing in enterprise and technology-driven risk management, machine learning, artificial intelligence, data science and digital transformation. As a former executive at American Express Company, she offers the Board valuable insights into creating customer-focused digital innovation, data strategy and global expansion.
Key Skills and Experiences

•Enterprise Risk Management – Cybersecurity, Payments and Regulatory	•Payments / FinTech	•Senior Operating Leadership

–At ROC Partners, Ms. Reich provides strategic guidance on risk management, data governance and analytics to companies such as Clara (a B2B Latin American S&E fintech), Medius (a B2B Sweden-based enterprise AI platform), Lendio (an online SMB loan marketplace) and Taktile (an agentic decision credit and fraud platform). She also serves on the Dean’s Advisory Council for the MIT Schwarzman College of Computing.
–As Chief Credit Officer at American Express, Ms. Reich led risk management for Global Business Financing, Payments and Digital Experiences Group, as well as Global Merchant and Network Services Group. Her responsibilities spanned underwriting for small business and corporate cards, merchant financing, business loans, B2B payment products, working capital solutions, digital solutions, cross-border and off-card payments. She also oversaw new product launches and the acquisition and integration of fintech platforms such as Kabbage, which offered automated lending and cash-flow management tools.
–Ms. Reich brings deep technical expertise, acquired through her experience architecting a range of data science and machine learning services tailored to small and medium-sized businesses as Chief Data Scientist and Chief Risk Officer at Credibly. She was responsible for overseeing the entire data science and risk lifecycle, from attracting customers to algorithm development to collections management.
Career Highlights
ROC Partners – a consulting firm specializing in risk management, credit, payments, and data science/AI-driven platforms
•Founder and Principal (since 2022)
American Express Company (NYSE: AXP) – a payment and card services company
•SVP and Chief Credit Officer (2019-2021)
•VP, Global Consumer Underwriting and New Deals, Products and Channels (2005-2009)
•Director, Global Strategic Analysis and Testing for Small Business and Middle Market (2003-2005)
Credibly – a fintech lending platform for small and medium-sized businesses
•Chief Risk Officer, Chief Data Scientist (2014-2018)
Citigroup Inc. (NYSE: C) – a leading multinational banking and financial services corporation - Group Head, Small Business and Commercial Banking Risk (2010-2014)

Dan Wernikoff
Independent Director Nominee
Director Since: 2025
Term Expires: 2026
Age: 55
Board Committees
•Compensation
Education
•B.A., Finance, Miami University
•MBA, University of Pittsburgh
Board Experience
•LegalZoom.com, Inc. (Nasdaq: LZ) (2019-2024)

Board Qualifications
Mr. Wernikoff has over 15 years of senior executive experience leading well-known business and consumer brands in software and payments industries, with a focus on serving small and midsize companies. He has led organizations and product teams through significant growth shifts, including the transformation of QuickBooks from a desktop, U.S.-based software business to a global, cloud-based ecosystem. His extensive knowledge of financial products, emerging technologies and automation supports oversight of strategic expansions and shareholder value-creating strategies.
Key Skills and Experiences

•Payments / FinTech	•SaaS / Technology / Innovation	•Senior Operating Leadership

–As Chief Executive Officer of LegalZoom, Mr. Wernikoff transformed the company into a leading provider of small business formation services and successfully led its IPO in 2021. During his tenure, he shifted the company’s strategy toward a subscription-based model and launched several SaaS offerings, resulting in 67% revenue growth.
–As Executive Vice President and General Manager of Intuit’s two flagship divisions – the Consumer Group (TurboTax) and the Small Business Group (QuickBooks) – Mr. Wernikoff led the development and launch of TurboTax Live, an AI-enabled assisted tax platform and QuickBooks Online, the pre-eminent global financial ecosystem for small businesses.
–Mr. Wernikoff contributes a decade of experience in the payments sector to the Board, having served as both product leader and General Manager for Intuit’s payments business. He also offers valuable insights from his earlier roles in online banking and brokerage at Charles Schwab and Bank One (now JP Morgan).
Career Highlights
Imprest AI, Inc. – a provider of accounting software for small businesses
•Founder and Chief Executive Officer (2026-present)
LegalZoom.com, Inc. (Nasdaq: LZ) – an online legal technology and services company
•Chief Executive Officer (2019-2024)
Intuit Inc. (Nasdaq: INTU) – a financial software company
•Executive Vice President, General Manager, Consumer Group (2016-2018)
•Executive Vice President, General Manager, Small Business Group (QuickBooks) (2014-2018)
•Senior Vice President, General Manager, Financial Management Solutions (QuickBooks, Payments and Capital) (2010-2013)
•Vice President, Product and Marketing, Small Business Group (2009-2010)
•Product Management and User Experience (QuickBooks) (2008-2009)
•Product Management, Payments (2003-2008)
Charles Schwab Corporation (NYSE: SCHW) – a multinational financial services company (1999-2003)

Continuing Directors
In addition, the following eight directors will continue to serve until our 2027 or 2028 annual meetings of stockholders, as applicable:

Aida Alvarez
Independent Director
Director Since: 2022
Term Expires: 2027
Age: 77
Board Committees
•Nominating and Corporate Governance
Education
•B.A., English, Harvard University
Board Experience
•Fastly, Inc. (NYSE: FSLY) (since 2019)
•Stride, Inc. (NYSE: LRN) (since 2017)
•HP Inc. (NYSE: HPQ) (2016-2025)
•Oportun Financial Corporation (Nasdaq: OPRT) (2011-2022)
•Walmart Inc. (NYSE: WMT) (2006-2016)
•MUFG Union Bank (NYSE: MUFG) (2004-2014)
•PacifiCare Health Systems, Inc. (NYSE: PHSY, now UnitedHealth Group) (2003-2005)

Board Qualifications
Ms. Alvarez brings extensive expertise in financial oversight, regulatory compliance and public affairs to the Board, built through a career spanning investment banking and federal policy. At the U.S. Small Business Administration, she led complex financial system initiatives, guided organizations on growth and capital strategy, and advanced innovation for small and midsize businesses. Her service on boards of global corporations further enhances the Board’s perspective on leading practices related to governance, risk management and long-term value creation.
Key Skills and Experiences

•Enterprise Risk Management – Cybersecurity, Payments and Regulatory	•Governance	•Senior Operating Leadership

–As U.S. Small Business Administrator, Ms. Alvarez served on President Clinton’s Cabinet, overseeing $60 billion in guaranteed loans and venture capital to support small and midsize businesses. This experience informs her contributions to the Board, particularly in shaping strategy focused on financial automation and customer-focused innovation.
–Prior to that role, Ms. Alvarez was the inaugural Director of the Office of Federal Housing Enterprise Oversight, where she established the agency from the ground up. In that role, she ensured the capital adequacy and financial stability of Fannie Mae and Freddie Mac, overseeing a trillion-dollar segment of the secondary mortgage market.
–Drawing on her experience overseeing large-scale operations, Ms. Alvarez has advised public company boards on strategic growth and financing initiatives, including HP’s $1 billion acquisition of Samsung Printing Solutions in 2021.
Career Highlights
Various U.S. Public Service Positions
•Administrator of the U.S. Small Business Administration (1996-2001)
•Director of the Office of Federal Housing Enterprise Oversight (1993-1996)
First Boston Corporation – an investment bank (acquired by Credit Suisse)
•Vice President, Public Finance (1988-1993)
Bear Stearns Companies, Inc. – an investment bank and financial services firm
•Vice President, Public Finance (1985-1988)

Natalie Derse Independent Director Director Since: 2025 Term Expires: 2028 Age: 49 Board Committees •Audit Education •B.S., Finance, University of Dayton
Board Qualifications
Ms. Derse brings over 25 years of progressive financial management, business performance analytics and operational excellence across multiple industries, including ecommerce, consumer products and services, manufacturing and distribution. She is a strategic and results-oriented global executive focused on improving profitability of large, complex international businesses and is experienced in using big data to accelerate growth; identifying process and operational efficiencies to drive margin accretion; and has a proven track record of effective management of capital, including M&A.
Key Skills and Experiences

	•Finance / Accounting	•SaaS / Technology / Innovation	•Senior Operating Leadership

–As Chief Financial Officer of Gen Digital, Ms. Derse leads strategy, forecasting, accounting, and capital investment priorities to ensure strategic alignment and strong execution in line with the company’s long-term growth objectives. Since becoming CFO six years ago, Gen Digital’s revenue has more than doubled and non-GAAP earnings per share has increased almost 3x, driven by strong execution and disciplined operations. Most recently, she guided the $1B acquisition of MoneyLion in 2025, doubling the company’s addressable market.
–At eBay, Ms. Derse held senior financial roles where she drove strategic and operational growth through global partnerships, marketing and advertising initiatives and merchandise transactions. During her leadership tenure, she also oversaw the company’s global internal audit, enterprise risk management and compliance, led data management, business intelligence, and business analytics, along with all aspects of core FP&A for the $10B+ operation.
–Ms. Derse began her career in several financial leadership roles at Stanley Black & Decker and General Electric, developing extensive insights into brand, marketing and customer retention initiatives.
Career Highlights
Gen Digital Inc. (Nasdaq: GEN) – a multinational cybersecurity company
•Chief Financial Officer (since 2020)
eBay Inc. (Nasdaq: EBAY) – an online marketplace
•Vice President of Finance, Product, Platform, Payments, Risk & Trust (2020)
•Vice President of Finance, Chief Audit Executive (2019-2020)
•Vice President, Chief Financial and Operating Officer, Americas (2017-2019)
•Senior Director, Global Financial Planning and Analysis (2013-2017)
•Director, Seller Finance and Analytics (2011-2013)
Stanley Black & Decker, Inc. (NYSE: SWK) – a manufacturer of hand and power tools
•Director of Financial Planning and Analysis (2008-2011)
General Electric Company (NYSE: GE) – a global digital industrial company
•Variety of finance roles of increasing responsibility (1998-2008)

Peter Feld
Independent Director
Director Since: 2025
Term Expires: 2027
Age: 47
Board Committees
•Nominating and Corporate Governance
Education
•B.A., Economics, Tufts University
Board Experience
•Qorvo (Nasdaq: QRVO) (2025-2026)
•Gen Digital Inc. (Nasdaq: GEN) (2018-2025)
•Green Dot Corporation (NYSE: GDOT) (2022-2023)
•GCP Applied Technologies Inc. (LON: GCP) (2020-2022)
•Magellan Health, Inc. (formerly NYSE: MGLN, acquired by Centene Corporation in 2022) (2019-2022)

Board Qualifications
Mr. Feld brings over 20 years of experience in corporate finance, governance and capital markets. In his current role as Managing Member, Portfolio Manager and Head of Research at Starboard Value, he has served on numerous technology company boards, guiding strategic transformation and operational improvements to create substantial value for shareholders.
Key Skills and Experiences

•Governance	•Senior Operating Leadership	•Strategy / M&A

–At Starboard and Ramius, Mr. Feld has led high-impact shareholder initiatives, navigating complex transformations in sectors ranging from technology to consumer-facing businesses. He has overseen financial performance and industry data analysis, identifying undervalued companies with strong growth and margin improvement potential, pinpointing enhancement opportunities and developing strategic, operating and financial initiatives to unlock long-term value.
–Mr. Feld has served on more than 15 public company boards, including at Qorvo, Gen Digital (f/k/a Norton LifeLock and Symantec),  AECOM, Marvell Technology Group, The Brink’s Company, Insperity, Darden Restaurants, Tessera Technologies (n/k/a Xperi Corporation) and Integrated Device Technology.
–Mr. Feld began his career at Banc of America Securities, where he developed deep expertise in the technology sector.
Career Highlights
Starboard Value LP – an investment management firm
•Co-Founder, Managing Member, Portfolio Manager, and Head of Research (since 2011)
Ramius LLC – an investment management firm
•Managing Director and Head of Research (2005-2011)
Banc of America Securities LLC (NYSE: BAC) – an investment banking subsidiary of Bank of America (merged with Merrill Lynch in 2008)
•Analyst, Technology Investment Banking group (2001-2004)

David Hornik
Independent Director
Director Since: 2016
Term Expires: 2028
Age: 58
Board Committees
•Nominating and Corporate Governance
Education
•A.B., Political Science and Computer Music, Stanford University
•M. Phil, Criminology, Cambridge University
•J.D., Harvard Law School
Board Experience
•GitLab Inc. (Nasdaq: GTLB) (2019-2022)
•Splunk Inc. (previously Nasdaq: SPLK) (2004-2017)
•Fastly, Inc. (NYSE: FSLY) (since 2012)

Board Qualifications
Mr. Hornik is a proven strategic advisor with over 25 years of experience in AI technology, software investment, and management. Having counseled many tech companies through periods of transformational growth, he brings deep expertise in SaaS, AI integration, scaling enterprise applications, infrastructure software, fintech, and consumer-facing software and services.
Key Skills and Experiences

•Governance	•SaaS / Technology / Innovation	•Strategy / M&A

–As General Partner at August Capital and Founding Partner at Lobby Capital, Mr. Hornik has worked closely with management teams to accelerate growth for software companies by identifying key value drivers, including product development and innovation, expansion of SaaS and machine learning capabilities, and pricing and customer base expansion strategies.
–Mr. Hornik has successfully positioned early-stage technology innovation companies for acquisition, including WePay, a payment service provider acquired by JPMorgan Chase in 2017; Aardvark, a social search engine acquired by Google in 2010; PayCycle, an online payroll platform acquired by Intuit in 2009; and Evite, an online invitation company acquired by Ticketmaster in 2001.
–Mr. Hornik began his career at global law firms, including Perkins Coie, Venture Law Group and Cravath, Swaine & Moore, advising clients on corporate law and M&A. He brings deep insights into risk mitigation and has taught courses on intellectual property at Stanford Business School and product management at Stanford’s School of Engineering.
Career Highlights
Lobby Capital – a venture capital firm
•Founder and General Partner (since 2021)
August Capital – a venture capital firm focused on information technology
•General Partner (since 2000)

Elizabeth Johnson
Independent Director
Director Since: 2025
Term Expires: 2028
Age: 55
Board Committees
•Compensation
Education
•B.A., Economics and Mathematical Methods in Social Sciences, Northwestern University
•MBA, Stanford Graduate School of Business
Board Experience
•Invesco Ltd. (NYSE: IVZ) (since 2023)

Board Qualifications
Ms. Johnson brings senior leadership experience in the banking industry, including most recently as Vice Chair and Chief Experience Officer of Citizens Financial Group. Over her 10+ years in consumer banking, she has developed and led digital design, data & analytics, marketing & communications and enterprise payments strategies to drive profitable growth and favorable customer experiences.
Key Skills and Experiences

•Payments / FinTech	•Senior Operating Leadership	•Strategy / M&A

–At Citizens Financial Group, Ms. Johnson led the enterprise-wide strategy to modernize the bank’s customer experience. She oversaw key products and payment platforms, including real-time payments and bill pay, among others. Under her leadership, the company adopted AI-based platforms and advanced analytics to drive revenue growth and profitability.
–Ms. Johnson spent 15 years at Bain & Company, where she advised clients across industries on strategy development and enterprise transformation. Her work focused on helping organizations navigate complex challenges, with a particular emphasis on customer experience and long-term value creation.
–Ms. Johnson began her career in investment banking at Goldman Sachs and JPMorgan Chase, where she gained an intrinsic understanding of financial analysis, capital markets and strategic client advisory.
Career Highlights
Citizens Financial Group, Inc. (NYSE: CFG) – a consumer and commercial bank
•Vice Chair and Chief Experience Officer (2020-2025)
•Executive Vice President, Chief Marketing Officer and Head of Consumer Strategy (2015-2020)
•Executive Vice President and Head of Strategy (2013-2015)
Bain & Company, Inc. – a global management consulting firm
•Partner (2005-2013)
•Roles with an increasing scope of responsibility (1998-2005)

Lee Kirkpatrick
Independent Director
Director Since: 2025
Term Expires: 2027
Age: 65
Board Committees
•Audit (Chair)
Education
•B.S., Business Administration, University of Southern California
•MBA, Finance, Columbia University
Board Experience
•Olo Inc. (NYSE: OLO) (2023-2025)
•Bilander Acquisition Corp. (previously Nasdaq: TWCB, SPAC) (2021-2024)
•TWC Tech Holdings II Corp. (Nasdaq: TWCTU) (2020-2021)

Board Qualifications
Mr. Kirkpatrick brings extensive senior leadership experience in corporate finance, accounting and operations across high-growth technology companies. His work has spanned building internal controls and compliance frameworks for rapidly scaling organizations, while driving global strategies to improve efficiencies and expand margins. His proven ability to harness technology to meet evolving market demands enhances the Board’s oversight of strategic execution, innovation and risk management.
Key Skills and Experiences

•Finance / Accounting	•SaaS / Technology / Innovation	•Senior Operating Leadership

–Mr. Kirkpatrick served as Chief Financial Officer at Twilio, which he joined as one of the first finance hires and scaled the global finance team to support growth from $23 million to $650 million in annual revenue. He led Twilio’s successful IPO in 2016 and drove strategic acquisitions, including SendGrid, expanding Twilio’s global reach, cloud and enterprise solutions. During Mr. Kirkpatrick’s tenure, the company delivered 332% in total shareholder returns following its IPO.
–As Chief Operating Officer and Chief Financial Officer at SAY Media, Mr. Kirkpatrick oversaw product development, advertising and finance operations. He led the company’s expansion across the U.S. and Europe and executed multiple acquisitions, including the strategic purchase of Six Apart, which significantly broadened SAY Media’s reach.
–At Ofoto, Mr. Kirkpatrick directed financial strategy and operations for a leading online photo platform serving millions of users. Following its acquisition by Eastman Kodak in 2001, he transitioned into senior operational roles, where he advanced growth initiatives and served on the $6.5 billion Consumer Digital Imaging Group’s leadership team.
Career Highlights
Twilio Inc. (NYSE: TWLO) – a leading customer engagement cloud communications company
•Chief Financial Officer (2012-2018)
SAY Media, Inc. – a digital publishing and advertising company (acquired by TheMaven, Inc. in 2018)
•Chief Financial Officer (2010-2011)
VideoEgg, Inc. – a digital publishing and advertising company (acquired by TheMaven, Inc. in 2018; now SAY Media, Inc.)
•Chief Operating Officer and Chief Financial Officer (2007-2010)
Eastman Kodak Company – a global technology company specializing in commercial print, packaging, publishing, manufacturing and entertainment
•Chief Operating Officer, Kodak Imaging Network (2004-2006)
Ofoto, Inc. – a leading online photo platform (acquired by Eastman Kodak Company in 2001)
•Chief Financial Officer (2000-2004)
iOwn Inc. – an online platform specializing in mortgages and real estate services (acquired by Citigroup Inc. in 2001)
•Chief Financial Officer (1998-2000)
HyperParallel, Inc. – a data mining software and services company (acquired by Yahoo! Inc. in 1998; now Altaba Inc.)
•Chief Financial Officer (1997-1998)

Allie Kline
Lead Independent Director
Director Since: 2020
Term Expires: 2028
Age: 55
Board Committees
•Nominating and Corporate Governance (Chair)
•Risk
Education
•B.S., Communications, Ithaca College
Board Experience
•Huntington Bancshares Incorporated (Nasdaq: HBAN) (since 2019)
•Waddell & Reed Financial, Inc. (NYSE: WDR) (2020-2021)
•Pier 1 Imports, Inc. (former NYSE: PIRRQ) (2018-2020)

Board Qualifications
Ms. Kline contributes deep experience helping companies drive growth during times of disruption, transition and transformation in the technology and banking sectors, including as Chief Marketing Officer of Verizon Media. She has extensive expertise, including oversight for global consumer and B2B marketing, external and internal communications, and strategy for fast-growth companies.
Key Skills and Experiences

•Enterprise Risk Management – Cybersecurity, Payments and Regulatory	•Governance	•Sales / Marketing

–As Executive Partner at Ethos Capital, a private equity firm, Ms. Kline works with investment team members to identify and assess potential investment opportunities in data and technology. She is also CEO of Identity Digital’s Known Systems (formerly Innovation Labs), where she leads a team focused on agentic identity.
–Ms. Kline played a pivotal role in shaping the programmatic advertising category during her previous service as Chief Marketing and Communications Officer for Verizon Media, an $8 billion subsidiary of Verizon Communications Inc. She led global consumer and B2B marketing, communications and brand strategy across a portfolio of 20+ digital brands, including AOL, HuffPost, MAKERS, MapQuest, TechCrunch, Tumblr and Yahoo, reaching over one billion consumers worldwide.
–Ms. Kline served as Chief Marketing Officer at AOL during its transformation out of Time Warner and through its sale to Verizon, including the acquisition of its Yahoo assets.
Career Highlights
Ethos Capital – a private equity firm
•Chief Executive Officer of Known Systems (since 2026), a technology company and Ethos Capital portfolio company
•Executive Partner (since 2024)
LEO DIX – a management consulting firm
•Founding Principal (since 2020)
Verizon Media – a subsidiary of Verizon Communications Inc. (NYSE: VZ), a multinational telecommunications company
•Chief Marketing and Communications Officer (2015-2018)
MAKERS – an AOL/Verizon women’s media brand
•Chief Executive Officer (2016-2018)
AOL Inc. (former NYSE: AOL) – an online services and digital media company
•Chief Marketing Officer (2013-2015)

Allison Mnookin
Independent Director
Director Since: 2019
Term Expires: 2027
Age: 56
Board Committees
•Compensation (Chair)
Education
•A.B., Women’s Studies, Harvard University
•MBA, Harvard Business School
Board Experience
•LPL Financial Holdings Inc. (Nasdaq: LPLA) (since 2018)
•Fleetmatics Group PLC (previously NYSE: FLTX) (2014-2016)

Board Qualifications
Ms. Mnookin is an accomplished senior technology executive in cloud and enterprise software. She has a strong track record of scaling technology platforms, leading operational transformations and delivering sustained growth by building robust business processes in SaaS and fintech. Her strategic and operational insights bolster the Board’s ability to guide the Company’s innovation initiatives.
Key Skills and Experiences

•Payments / FinTech	•SaaS / Technology / Innovation	•Senior Operating Leadership

–Ms. Mnookin served as CEO of QuickBase, where she led the company’s strategic spinoff from Intuit and directed its overall business strategy, talent development and financial operations. Under her leadership, QuickBase grew its customer base to more than 500,000 business subscribers, including more than half of the Fortune 100.
–Ms. Mnookin brings strategic expertise in developing and executing go-to-market strategies for innovation-focused fintech technologies. At QuickBase, a business unit of Intuit, she played a key role in product commercialization and marketing initiatives, including for Quicken Loans and Quicken Health.
–Ms. Mnookin has deep experience in sales and marketing for technology companies, and as a Vice President and General Manager at Intuit, she led a $500 million small business product portfolio, shaping her understanding of competitive pricing models and marketing in evolving markets.
Career Highlights
Harvard Business School – a graduate school of Harvard University
•Senior Lecturer of Business Administration, Technology and Operations Management (since 2017)
QuickBase, Inc. – an online application software company
•Chief Executive Officer (2016)
Intuit Inc. (Nasdaq: INTU) – a financial software company
•General Manager and VP, QuickBase (2010-2016)
•Commercial Leader, Quicken Health (2008-2010)
•General Manager, QuickBooks – Main Street Segment (2005-2008)
•General Manager and VP, QuickBooks (1997-2005)
Oracle Corporation (NYSE: ORCL) – a leading cloud technology company
•Senior Manager, Ecommerce (1992-1996)

OUR SKILLS, EXPERIENCE AND ATTRIBUTES
Director Skills and Experience
Our Board brings broad and deep experience to Company matters, and each individual director offers a range of complementary skills that enhance the Board’s ability to exercise its oversight responsibilities on behalf of our stockholders. To better understand our Board’s composition and strengths, the following table represents certain of the skills and areas of expertise that we believe are most critical to the strategy and future success of our Company, and assigns the “top three” such skills for each member of our Board:

Experience and Expertise	Alvarez	Derse	Feld	Gohman	Hornik	Johnson	Kirkpatrick	Kline	Lacerte	Mnookin	Reich	Wernikoff

Senior Operating Leadership	x	x	x	x		x	x		x	x	x	x
Finance / Accounting		x		x			x
Payments / FinTech				x		x			x	x	x	x
SaaS / Technology / Innovation		x			x		x		x	x		x
Enterprise Risk Management – Cybersecurity, Payments and Regulatory	x							x			x
Sales / Marketing								x
Strategy / M&A			x		x	x
Governance	x		x		x			x
The above table does not purport to include all of the skills, experiences or qualifications that each director offers, and the fact that a particular skill is not listed for a director does not mean that the director does not possess it. Additionally, all of our directors possess integrity, sound judgment and a track record of professional success.

Independence of Directors
The NYSE Listing Standards generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board conducts an annual review of the independence of our directors. In its most recent review, our Board determined that each of Aida Alvarez, Natalie Derse, Peter Feld, Keri Gohman, David Hornik, Beth Johnson, Lee Kirkpatrick, Allie Kline, Allison Mnookin, Tina Reich and Dan Wernikoff, representing 11 of our 12 current directors, meet the requirements to serve as “independent directors” as defined under the applicable NYSE Listing Standards and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent and satisfy the relevant SEC and NYSE independence requirements for such committees.
There are no family relationships between any of our directors or executive officers and any of our other directors or executive officers.

HOW WE ARE SELECTED AND ELECTED
Nomination to the Board of Directors
Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our restated certificate of incorporation, as amended (our Charter), our second amended and restated bylaws (our Bylaws), our Corporate Governance Guidelines and the criteria approved by our Board regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Stockholders wishing to recommend candidates for consideration by our Nominating and Corporate Governance Committee should submit their recommendations to the attention of the Corporate Secretary at the address of our principal executive offices. Information regarding the process for submitting stockholder nominations for candidates for membership on our Board is set forth below under “Stockholder Proposals to be Presented at the Next Annual Meeting.”
Director Qualifications
With the goal of cultivating an experienced and highly-qualified Board, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.
Because the identification, evaluation and selection of qualified directors is a complex and nuanced process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE Listing Standards and the provisions of our Charter, Bylaws, Corporate Governance Guidelines and charters of the committees of our Board. In addition, neither our Board nor our Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate Governance Committee takes into consideration many factors including, among other things, a candidate’s independence, integrity, diversity of thought, perspective and opinion, skills, financial, risk management and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to the responsibilities of our Board in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a range of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board’s overall effectiveness. The brief biographical description of each director set forth in “Our Board of Directors—Who We Are—Director Nominees and —Continuing Directors” above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

HOW WE GOVERN AND ARE GOVERNED
Governance Highlights
Corporate governance at BILL is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making and engender public trust.

INDEPENDENCE	BOARD PRACTICES

•All non-employee directors are independent
•We separate our Chair and Lead Independent Director positions
•We have continuously refreshed our Board with independent directors with key operational and industry experience, including appointing six new directors (50% of our Board) since the beginning of 2025:
◦Keri Gohman and Dan Wernikoff (January 2025); Peter Feld and Lee Kirkpatrick (October 2025); and Natalie Derse and Beth Johnson (December 2025)
•Independent directors meet regularly in executive session
•All Board committee and subcommittee members are independent
•The Board maintains related-party transaction standards for any direct or indirect involvement of a director in Company business activities

•Since the beginning of 2025, the Board has appointed new independent directors to each of its standing committees, including new chairs for the Audit Committee and the Risk Committee; in fiscal 2024, it appointed a new Compensation Committee Chair and independent compensation consultant, in each case to bring new perspectives to our processes and practices
•Our Nominating and Corporate Governance Committee annually reviews our governance profile and considers features to be improved or modified
•Regular review of compensation practices, retention, and human capital initiatives
•Our Board and all Board committees conduct a thorough annual self-evaluation process
•Regular review of Board and management succession planning

ACCOUNTABILITY / RISK MITIGATION	ETHICS AND RISK PRACTICES

•Annual stockholder advisory vote to approve Named Executive Officer compensation
•Proactive, robust and multifaceted stockholder engagement program, with meetings around financial, strategic, executive compensation, sustainability and other matters
•Compensation Clawback Policy
•Stock Ownership Guidelines for our executives and directors
•Prohibition on hedging and restrictions on pledging transactions by executive officers and directors
•The Board and Board committees focus on risk oversight practices, including overseeing financial, cybersecurity, data privacy, legal, and regulatory risk, as well as AI, climate and other critical evolving areas

•In 2026, we formed a standing Risk Committee of the Board, consolidating the prior Cybersecurity Committee and Compliance and Payments Operations Risk Subcommittee, given the increasing convergence of technological, security and financial risks across cybersecurity, privacy, AI, data governance matters, and payments-related regulatory and operational risks.
•Our Code of Business Conduct and Ethics applies to all employees, directors and independent contractors
•Whistleblower hotline available to all employees as well as third parties
•Audit Committee is responsible for reviewing any complaints regarding accounting, internal accounting controls, auditing or federal securities matters

Governance Evolution
We completed our initial public offering in December 2019, and our corporate governance profile, which contains certain protections against sudden changes instigated by opportunistic third parties, is generally consistent with that of many other recently-public technology companies. That said, we are mindful of stockholder perspectives on these issues.
Beginning in 2021, members of our Board and management team have undertaken extensive outreach efforts to gather stockholder feedback, identify key areas of focus and inform the Board’s future decisions. A consistent theme across this engagement has been that while many of our stockholders accept our current corporate governance profile and recognize that there are some circumstances in which certain governance features may be beneficial, they also expect our governance profile to evolve over time.
To that end, our Nominating and Corporate Governance Committee annually conducts a full review of our governing documents to determine the appropriate path forward for our governance structure.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of our Company. Our Nominating and Corporate Governance Committee periodically reviews the Corporate Governance Guidelines and recommends changes to our Board as warranted. Our Corporate Governance Guidelines mandate a thorough Board and Board committee self-assessment process, which our Nominating and Corporate Governance Committee conducts annually. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at investor.bill.com, by clicking “Governance Documents” in the “Governance” section of our website.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board shall be free to choose its chairperson in any way that it considers in the best interests of our Company, and that the Nominating and Corporate Governance Committee shall periodically consider the leadership structure of our Board and make such recommendations to our Board with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person and a lead independent director has been designated, the chairperson schedules and sets the agenda for meetings of our Board in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include:
•Calling meetings of the independent directors;
•Presiding at executive sessions of independent directors;
•Serving as a liaison between the chairperson and the independent directors;
•Consulting with management regarding agendas for Board meetings;
•Disseminating information to our Board;
•Being available under appropriate circumstances for communication with stockholders; and
•Performing such other functions and responsibilities as requested by our Board from time to time.
In accordance with our Corporate Governance Guidelines, we have a Lead Independent Director of the Board separate from our chairperson. Mr. Lacerte is our Chairman and Chief Executive Officer and Ms. Kline is the Lead Independent Director of the Board. The Board believes that this leadership structure reflects the role and responsibilities of the chief executive officer in our business and operations as well as the significant involvement and authority vested in a separate lead independent director of the Board. The Board retains the authority to modify this structure as it deems appropriate.

Our Board of Directors’ Role in Risk Oversight, Corporate Strategy and Succession Planning
While the full Board has overall responsibility for risk oversight, the committees of our Board oversee and review specific risk areas. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes, which are designed to provide visibility to our Board and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, interest rate, foreign exchange and tax), legal, regulatory, compensation, cybersecurity, privacy, payments, compliance, fraud and reputational risks. Our Board reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.
In 2026, our Board observed a growing convergence of AI, cybersecurity, third-party and payments risks, which increasingly challenged its existing committee structure. After undertaking an internal review, the Board determined to reorganize its allocation of risk management responsibilities, disbanding its incumbent Cybersecurity Committee, focused on cybersecurity matters, and the subcommittee of its Audit Committee, the Compliance and Payments Operations Risk Subcommittee, focused on the specific compliance and payments operations risks inherent to our business due to the large volume of payments we process, which exceeded $370 billion in fiscal 2026. In their place, the Board formed a unified Risk Committee, with broad responsibility to oversee cybersecurity, data protection, AI governance, regulatory, and payments-related risks. To ensure effective communication and oversight, our Risk Committee and Audit Committee are required by their respective charters to have at least one member in common, the respective committee chairs must meet at least semi-annually to review matters of mutual interest, and the Audit Committee will maintain oversight of any matters with implications for our financial reporting, accounting or internal controls. We continue to review this structure to ensure it efficiently maps to the evolving needs of our organization and the current technological and threat landscape.
Each committee of our Board meets with key management personnel and representatives of outside advisors, as appropriate, to oversee risks associated with their respective principal areas of focus. Our Audit Committee reviews our major financial and other risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation Committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices, the independence of our Board and reviews our Board’s leadership structure and role in risk oversight. As discussed above, our Risk Committee, with quarterly briefings from management, oversees cybersecurity and data protection activities to ensure that we are actively and appropriately protecting our data as well as that of our employees, customers and suppliers and that we are meeting data protection compliance requirements, as well as our AI risks, including risks related to the design of our AI agents, our use of internally-designed AI tools to enhance our operating efficiency, and risks arising from third-party AI tools we introduce into our environment. Finally, our Risk Committee oversees and monitors the Company’s management of systems and operational risk related to customer payments and related money-movement business operations and regulatory compliance.
We believe this Board leadership structure and division of responsibilities enables us and our Board to effectively address the risks we face as our business continues to grow in scale and complexity.
Our Board also actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities and potential corporate development opportunities. At its regularly scheduled meetings and throughout the year, our Board receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our Board’s diverse skill set and experience enhances its ability to support management in the execution and evaluation of our corporate strategy.
Finally, our Board recognizes that one of its most important duties is its oversight of succession planning for our most senior executives, including our Chief Executive Officer. Consistent with our Corporate Governance Guidelines, on an annual basis, the Nominating and Corporate Governance Committee works with management to evaluate our senior management succession plan. Our succession planning covers identification of internal and external candidates, and professional and leadership plans for internal candidates. The criteria considered by the Nominating and Corporate Governance Committee to evaluate candidates include experience, understanding of our business environment, leadership qualities, knowledge, skills, expertise, integrity and reputation in the business community.
Committees of Our Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board. Copies of the charters for each Board-level committee are available on the “Investor Relations” section of our website, which is located at investor.bill.com, by clicking on “Governance Documents” in the “Governance” section of our website.
Audit Committee
Our Audit Committee is composed of Mr. Kirkpatrick, who is the chair of the committee, Ms. Derse, Ms. Gohman, and Ms. Reich. Each member of our Audit Committee is independent under the current NYSE Listing Standards and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by the current NYSE Listing Standards. In addition, our Board has determined that Mr. Kirkpatrick qualifies as an “audit committee financial expert” as defined in SEC rules and regulations. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board. Our Audit Committee is responsible for, among other things:
•Selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•Ensuring the independence of the independent registered public accounting firm;
•Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•Establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•Considering the adequacy of our internal controls and internal audit function;
•Reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and
•Approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
Our Compensation Committee is composed of Ms. Mnookin, who is the chair of the committee, Ms. Johnson and Mr. Wernikoff. Each member of our Compensation Committee is independent under the current NYSE Listing Standards. Each member of this committee is a non-employee director, as defined in SEC rules and regulations. Our Compensation Committee is responsible for, among other things:
•Reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
•Reviewing and recommending to our Board the compensation of our directors;
•Reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;
•Reviewing our human capital-related practices, programs and initiatives;
•Reviewing with management our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such risks; and
•Establishing our overall compensation philosophy.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Ms. Kline, who is the chair of the committee, Ms. Alvarez, Mr. Feld and Mr. Hornik. Each member of our Nominating and Corporate Governance Committee is independent under the current NYSE Listing Standards. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•Identifying and recommending candidates for membership on our Board;
•Recommending directors to serve on Board committees;
•Reviewing and recommending to our Board any changes to our corporate governance principles;
•Overseeing the process of evaluating the performance of our Board;
•Overseeing our sustainability goals and objectives, strategy, practices and disclosures, in consultation with other committees of the Board;
•Overseeing executive and Board succession planning; and
•Advising our Board on corporate governance matters.
Risk Committee
Our Risk Committee is currently composed of Ms. Reich, who is the chair of the committee, Ms. Gohman and Ms. Kline, each of whom is an independent director under applicable rules. Our Risk Committee is responsible for, among other things:
•Understanding our key risks and the measures implemented by the Company to mitigate and prevent cyberattacks and respond to data breaches;
•Assessing our cybersecurity architecture, technology, controls, and policies, as well as overall security culture and employee adherence to best practices;
•Overseeing our cybersecurity strategy and technology planning processes in light of the threat landscape facing us and our products, services and operations, including regularly reviewing the results of cybersecurity threat exercises;
•Receiving quarterly updates from senior members (VP-level or above) of our engineering, legal and compliance, people, operations, risk management, marketing, finance and product departments, as appropriate, focused on critical risk areas;
•Overseeing our compliance with applicable information security and data protection laws and industry standards;
•Reviewing our privacy and data governance programs;
•Overseeing our risk program related to customer payments and related money-movement business operations;
•Reviewing our compliance with money transmission and related laws and regulations and banking system, bank partner and payment network rules and requirements; and
•Discussing with management reports and inquiries from regulatory or governmental agencies and any material incidents, reports, programs and initiatives.

Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during fiscal 2026 were Ms. Mnookin, Brian Jacobs (a former director who retired from the Board in December 2025), Alison Wagonfeld (a former director who resigned from the Board effective February 2026), Ms. Johnson and Mr. Wernikoff. None of the members of our Compensation Committee in fiscal 2026 was at any time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal 2026, none of our executive officers served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee.
Board and Committee Meetings and Attendance
Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal 2026, our Board met 19 times and also acted by unanimous written consent. During fiscal 2026, each member of our Board attended at least 75% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served. The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. During fiscal 2026, our Audit Committee met eight times, our Compensation Committee met seven times, our Nominating and Corporate Governance Committee met four times, our Cybersecurity Committee met two times and our Risk Committee met two times. Finally, our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. Ten of the thirteen members of our Board attended our 2025 Annual Meeting of Stockholders of the Company (the 2025 Annual Meeting) in their capacity as directors of our Company.
Insider Trading Policy
Our Board has adopted an Insider Trading Policy and procedures that govern the purchase, sale, and other disposition of our securities by our employees, officers, independent contractors, and directors. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the NYSE Listing Standards. Our insider trading policies and procedures prohibit our employees, directors, officers, and consultants from trading in our securities while in possession of material non-public information, among other things. Our Insider Trading Policy also provides that we will not transact in any of our securities unless in compliance with applicable U.S. securities laws, rules and regulations and the exchange listing standards applicable to us. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all the members of our Board, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at investor.bill.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirements under applicable SEC and NYSE rules and regulations regarding amendments to, or waivers of, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

HOW WE COMMUNICATE WITH AND LISTEN TO YOU
We believe that effective corporate governance includes year-round engagement with our stockholders and other stakeholders. We meet regularly with our stockholders to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. We engage with many of our large stockholders multiple times a year, both on an ad hoc basis and regularly in conjunction with our quarterly earnings announcements. Our Investor Relations team also has hundreds of touchpoints with smaller stockholders each year. We find it beneficial to have ongoing dialogue with our stockholders throughout the year on a full range of topics (instead of engaging with stockholders only prior to our annual meeting on issues to be voted on in the proxy statement).
Our direct engagement with stockholders helps us better understand our stockholders’ priorities, perspectives, and issues of concern, allows us to elaborate on our many initiatives and practices, and informs the Board’s deliberations. We take insights from this feedback into consideration and regularly share them with our Board as we review and evolve our practices and disclosures.
Our Board has created a number of other ways for stockholders and other stakeholders to provide input, including:
•Attending the Annual Meeting and submitting questions to be addressed during the meeting;
•Attending quarterly earnings calls, investor conferences and other similar opportunities;
•Calling our company number, 1-650-621-7700;
•Sending an email to an individual director, a committee, or the full Board at corpsec@hq.bill.com;
•Mailing a letter to us at 6220 America Center Drive, Suite 100, San Jose, California 95002, Attn: Corporate Secretary; or
•Requesting a stockholder engagement meeting via one of the means outlined here.
All communications are reviewed by the Corporate Secretary and provided to the Board or any individual director or committee of the Board, as appropriate.

HOW WE ARE PAID
Fiscal 2026 Director Compensation
Annually, the Compensation Committee evaluates the Company’s non-employee director compensation design, competitiveness, and effectiveness, to help ensure the program continues to facilitate the attraction and retention of highly qualified Board members. For fiscal 2026, the Compensation Committee engaged Semler Brossy Consulting Group LLC (Semler Brossy) as its independent compensation consultant to review the competitiveness of our non-employee director compensation program relative to industry peers and other comparably-sized companies and provide recommendations as deemed appropriate. The industry peer groups used in these periodic market studies are the same ones used to assess pay competitiveness for our named executive officers. For fiscal 2026, based on this analysis of our program as compared to our industry peers, Semler Brossy did not recommend any changes to our existing non-employee director compensation program.
The following table provides information regarding all fiscal 2026 compensation awarded to, earned by or paid to each person who served as a director for some portion or all of fiscal 2026, other than Mr. Lacerte, our Chief Executive Officer. Mr. Lacerte is not included in the table below, as he is also our employee and receives no additional compensation for his service as a director. The compensation received by Mr. Lacerte as an employee is shown under “Executive Compensation Tables—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Aida Alvarez	39,000	199,999	238,999
Steven Cakebread(3)	24,361	—	24,361
Natalie Derse(4)	25,068	399,999	425,067
Peter Feld(5)	27,554	400,007	427,562
Steve Fisher(6)	14,402	—	14,402
Keri Gohman	50,176	199,999	250,176
David Hornik	39,000	199,999	238,999
Brian Jacobs(7)	18,825	—	18,825
Beth Johnson(8)	23,675	399,999	423,674
Lee Kirkpatrick(9)	36,869	400,007	436,876
Allie Kline	71,950	199,999	271,949
Allison Mnookin	50,000	199,999	249,999
Tina Reich	61,660	199,999	261,659
Alison Wagonfeld(10)	30,000	199,999	229,999
Dan Wernikoff	42,500	199,999	242,499
(1)The amounts reported in these columns represent the aggregate grant date fair value of restricted stock units (RSUs) or option awards made to directors in fiscal 2026 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our common stock. Our non-employee directors held option and RSU awards to acquire the following number of shares as of June 30, 2026:

	Number of Shares Underlying Outstanding Awards

Name	Option Awards (#)	Stock Awards (#)

Aida Alvarez	—	3,639
Natalie Derse	—	7,278

	Number of Shares Underlying Outstanding Awards

Name	Option Awards (#)	Stock Awards (#)

Peter Feld	—	7,831
Keri Gohman	—	6,701
David Hornik	—	3,639
Beth Johnson	—	7,278
Lee Kirkpatrick	—	7,831
Allie Kline	—	3,639
Allison Mnookin	53,333	3,639
Tina Reich	—	3,639
Dan Wernikoff	—	6,701
(2)Director RSU awards vest in accordance with the initial and annual grant vesting schedules described below under “—Non-Employee Director Equity Compensation.”
(3)Mr. Cakebread retired from our Board in December 2025.
(4)Ms. Derse joined our Board in December 2025.
(5)Mr. Feld joined our Board in October 2025.
(6)Mr. Fisher departed our Board in October 2025.
(7)Mr. Jacobs retired from our Board in December 2025.
(8)Ms. Johnson joined our Board in December 2025.
(9)Mr. Kirkpatrick joined our Board in October 2025.
(10)Ms. Wagonfeld received an annual equity award in December 2025, but departed from our Board in February 2026, at which time such award was cancelled without vesting.
Non-Employee Director Equity Compensation
Our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Each non-employee director is entitled to receive RSUs under our 2019 Equity Incentive Plan (the 2019 Plan), as described below. The policy and amounts described below are those that were in effect during fiscal year 2026.
Each new non-employee director appointed to the Board will be granted RSUs covering shares with a value equal to approximately $400,000 (the Initial Award), which will be granted on the date of the non-employee director’s appointment to the Board (the Initial Award Grant Date). The Initial Award will vest in three equal annual installments on the anniversary of the Initial Award Grant Date, subject to continued service on each applicable vesting date.
On the date of each annual meeting of our stockholders, each continuing non-employee director will be granted RSUs covering shares with a value equal to approximately $200,000 (the Annual Award), prorated for non-employee directors who join between annual meetings of the Company’s stockholders. The Annual Award will vest on the earlier of (a) the date of the next annual meeting of the Company’s stockholders and (b) the date that is one year following the grant date of such Annual Award, subject to continued service on each applicable vesting date.

Non-Employee Director Cash Compensation
For fiscal 2026, each non-employee director received annual cash compensation of $35,000 for service on the Board, and additional cash compensation for the chairperson and committee members as set forth below. All cash payments were made quarterly in arrears and were prorated for any partial quarters of service.
•Lead Independent Director: $20,000
•Audit Committee Chair: $20,000
•Audit Committee Member (Non-Chair): $10,000
◦Compliance and Payments Operations Risk Subcommittee Chair: $8,000
◦Compliance and Payments Operations Risk Subcommittee Member (Non-Chair): $4,000
•Compensation Committee Chair: $15,000
•Compensation Committee Member (Non-Chair): $7,500
•Nominating and Corporate Governance Committee Chair: $10,000
•Nominating and Corporate Governance Committee Member (Non-Chair): $4,000
•Cybersecurity Committee Chair: $15,000
•Cybersecurity Committee Member (Non-Chair): $7,500
•Risk Committee Chair: $15,000
•Risk Committee Member (Non-Chair): $7,500
As discussed above, in early 2026 our Cybersecurity Committee and the Compliance and Payments Operations Risk Subcommittee of the Audit Committee were replaced by the newly-formed Risk Committee. See “How We Govern and Are Governed—Our Board of Directors’ Role in Risk Oversight, Corporate Strategy and Succession Planning” for additional information.
Other Compensation
Non-employee directors receive no other form of remuneration, perquisites or benefits for their service as members of our Board, but they are reimbursed for their reasonable travel expenses incurred in attending Board and committee meetings, certain Company events and approved continuing education programs.
Stock Ownership Guidelines
We maintain a stock ownership policy for our non-employee directors. Our stock ownership policy requires our non-employee directors to acquire and hold a number of shares of our Company’s common stock equal in value to five times the director’s annual cash retainer for regular service on the Board until such director’s service on the Board ceases. We only count directly and beneficially owned shares, including shares underlying vested RSUs that are held or deferred and shares received on exercise of stock options and shares held in trust. Each non-employee director has until the last day of our fiscal year that includes the fifth anniversary of the later of his or her initial appointment to the Board or the effective date of the policy to attain the required ownership level. The Compensation Committee may make exceptions in situations where the stock ownership policy would cause a severe hardship. As of June 30, 2026, all of our non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to our Board.

OUR COMPANY
BILL AT A GLANCE
Our mission is to make it simple to connect and do business.
We are the intelligent finance platform trusted by nearly half a million businesses and their accountants to manage, move, and maximize their money. We use AI to deliver strategic finance capabilities in one integrated platform that includes accounts payable (AP), accounts receivable (AR), expenses, forecasting, procurement, and more. With more than nine million network members as of June 30, 2026, our platform's total payment volume represents over 1% of U.S. gross domestic product. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and software providers.
Our platform creates seamless connections between our customers, their suppliers, and their clients. Businesses on our platform generate and process invoices, streamline approvals, make and receive payments, manage employee expenses, sync with their accounting system, foster collaboration, and manage their cash flow. We have built sophisticated integrations with popular software solutions, banks, card issuers, and payment processors, enabling our customers to access these mission-critical services quickly and easily. Our integrated platform also includes BILL Spend and Expense, our spend and expense management product, which provides a solution for businesses to have charge cards, build and monitor budgets, manage payments, and eliminate the need for manual expense reports.
In fiscal 2026, we launched BILL AI, including our first suite of AI agents, which are designed to simplify and accelerate small and midsize business (SMB) workflows. Examples include W-9 filings, customer support and assistance, touchless transactions, automatic reconciliations and complex invoice coding. We have enhanced the capabilities of our Supplier Payments Plus product with expanded digital acceptance and greater control of preferences. In addition, we launched embed partnerships with Paychex, Oracle NetSuite, and Acumatica as part of our "Embed 2.0" initiative to deploy our platform offerings as a set of embeddable capabilities through third-party platforms. We expect this approach will extend our platform's reach and offer new payment capabilities to our partners' users. Finally, we recently launched BILL Travel, our travel management offering, to empower our customers' employees to book trips and track expenses through our platform.
WHO WE ARE
We are a team of approximately 1,483 employees as of September 30, 2026. We operate under a “remote-first” model, whereby our employee base, which is distributed across the United States and abroad, is empowered to work from home or at local coworking spaces. We also maintain office space in San Jose, California, and Draper, Utah.
Our executive officers are chosen by and serve at the discretion of our Board. As of October 13, 2026, our executive officers under the Exchange Act were René Lacerte, Mike Cieri, Rohini Jain and Jonathan Leaf. In addition, John Rettig and Eric Chan are key leaders on our executive team. For information regarding Mr. Lacerte, our Chief Executive Officer and Co-Founder, refer to “Our Board of Directors—Who We Are—Director Nominees” above. Information regarding our other executive officers and key leaders is included below:

Mike Cieri Chief Product Officer Age: 47 Joined Company in May 2025
Experience
•Chief Product Officer, Gusto Inc., a payroll and human resources platform serving SMBs (January 2023 – May 2025)
•Vice President of Product Management, Opendoor Technologies Inc. (Nasdaq: OPEN), a digital platform for residential real estate transactions (April 2021 – February 2023)
•Head of Product and various other roles, Block, Inc. (previously Square Inc.) (NYSE: XYZ), a consumer and merchant financial services and technology company (October 2013 – April 2021)
Education
•B.S., Computer Science, University of Wisconsin
•MBA, University of Chicago

Rohini Jain Chief Financial Officer Age: 47 Joined Company in July 2025
Experience
•Senior Vice President and Chief Financial Officer, Enterprise Business and Merchant Platforms and various other roles, PayPal Inc. (Nasdaq: PYPL), a multinational financial technology company (April 2016 – June 2025)
•Senior Director, FP&A, Walmart eCommerce, the online business of the American multinational retail corporation (June 2015 – March 2016)
•Director, Shipping Finance & Analytics, eBay Inc. (Nasdaq: EBAY), a global online marketplace (August 2013 – June 2015)
Education
•Chartered Accountant, The Institute of Chartered Accountants of India
•M.S., Finance, The London School of Economics and Political Science

Jonathan Leaf Chief Revenue Officer Age: 49 Joined Company in July 2026
Experience
•Chief Revenue Officer, BambooHR, LLC, a human resources software company (June 2024 – July 2026)
•Senior Vice President, Commercial Sales and other roles, RingCentral, Inc. (NYSE: RNG), a global cloud communications provider (July 2022 – June 2024)
•Director, Central US Commercial and Private Equity Sales, Amazon Web Services, Inc. (AWS), a subsidiary of Amazon.com, Inc. (Nasdaq: AMZN), that provides on-demand cloud computing platforms (October 2018 – July 2022)
Education
•B.S., Marketing and Communications, University of Montana

John Rettig Chief Strategy and Transformation Officer Age: 61 Joined Company in June 2014
Experience
•Director and Audit Committee Chair, Arcadia Power, Inc., a private climate technology company (November 2022 – Present)
•Chief Financial Officer, Exponential Interactive, Inc., an advertising intelligence and digital media solutions company (May 2005 – June 2014)
•Previously, Mr. Rettig served in senior finance roles at high growth companies in the ecommerce, software, and Internet spaces, including Reflect.com, a Procter & Gamble personalized beauty spin-off; Achieva.com/Kaplan, Inc., a leading e-learning company; and E-Global Network, Inc., a software infrastructure company building payments systems. He also served as Senior Director of Finance for Excite@Home, the broadband access and Internet portal created by the $6.7 billion merger of @Home and Excite, Inc.
Education
•B.S., Saint Mary’s College of California

Eric Chan Chief Technology Officer Age: 49 Joined Company in September 2006
Experience
•Principal Engineer, Chief Architect and various other roles, BILL Holdings, Inc. (2006 – present)
•Various roles including Founding Engineer and Senior Technical Advisor, XPrep Learning Solutions, an online test preparation company (2003 - July 2021)
•Senior Member of Technical Staff, Salesforce.com (NYSE: CRM), the leading customer relationship management technology company (1999 – 2006)
Education
•B.A., Computer Science, University of California, Berkeley

Fiscal 2026 Performance
Fiscal 2026 was a transformative year for BILL as we reimagined our business and operating model, while remaining laser-focused on serving as the essential financial operations platform for SMBs. To that end, we launched BILL AI, including our first suite of AI agents, which are designed to simplify and accelerate SMB workflows. We also expanded our product offerings with enhanced capabilities of our Supplier Payments Plus product and launched BILL Travel, our travel management offering. Finally, we launched embed partnerships with Paychex, Oracle NetSuite, and Acumatica as part of our "Embed 2.0" initiative to deploy our platform offerings as a set of embeddable capabilities through third-party platforms.
We recently moved to a “remote first” operating model, reducing our office footprint and empowering BILLders to work from home or the office. We also made difficult choices and reduced our employee headcount significantly during the fiscal year. Collectively, we believe these changes will enable us to drive both growth and margin expansion, and our financial performance in fiscal 2026 demonstrated the strength of our business and the rigor of our execution. Total revenue for fiscal 2026 was over $1.65 billion, up 13% year-over-year. We transacted over $370 billion in total payment volume, which represented approximately 1.1% of U.S. gross domestic product.
Fiscal 2026 Financial and Business Highlights
The list below sets forth our key financial and business highlights for fiscal 2026:
•Total revenue increased by 13% to $1,653.2 million;
•Core revenue, which consists of subscription and transaction fees, increased by 16% to $1,504.7 million. Float revenue, which consists of interest on funds held for customers, was $148.4 million;
•Gross profit was $1,337.9 million, representing an 80.9% gross margin. Non-GAAP gross profit was $1,396.2 million, representing an 84.5% gross margin1;
•Operating loss was $73.4 million, compared to an operating loss of $80.6 million for fiscal 2025. Expanded non-GAAP operating income by 35% year-over-year to $323.7 million1;
•Served 479,300 businesses using our solutions as of June 30, 2026;
•Processed $371.3 billion in total payment volume;
•Processed 139.4 million transactions;
•As of June 30, 2026, approximately 9.2 million network members had originated or received an electronic payment using our platform, an increase of 11% year-over-year;
•Repurchased approximately $567.3 million in shares of our common stock, reflecting our strong cash position and our belief that our common stock was undervalued during much of the year; we announced a $1.0 billion share repurchase program in May 2026;
•Refreshed our Board with the appointment of four new independent directors: (i) in October 2025, Peter Feld, Managing Member, Portfolio Manager and Head of Research, Starboard Value LP, and Lee Kirkpatrick, the former CFO of Twilio; and (ii) in December 2025, Natalie Derse, CFO of Gen Digital, and Beth Johnson, former Vice Chair and Chief Experience Officer of Citizens Financial Group; and
•Augmented our executive leadership team with the additions of Rohini Jain as Chief Financial Officer and Jonathan Leaf as Chief Revenue Officer, and the promotion of Mike Cieri to Chief Product Officer.
1 Non-GAAP Operating Income and Non-GAAP Gross Profit are not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP). See Appendix A for a reconciliation to GAAP.

HOW WE DO IT
Corporate Responsibility Highlights
Corporate responsibility is embedded in our business strategy. Using our platform enables businesses to eliminate manual, paper-based processes. Our solutions drive adoption of e-payments, virtual collaboration and digital documents to reduce consumption of paper, traditional mail, and travel. We processed nearly 140 million transactions in fiscal 2026, replacing many paper-based processes with electronic ones and thereby reducing paper waste and emissions from physical delivery. Moreover, by providing SMBs with powerful electronic payment tools, including international payments, invoice financing and instant transfer, we believe we are positively impacting the thousands of communities in which businesses using our solutions live and operate — all in a sustainable way.
We are committed to helping build a stronger future for businesses using our solutions, as well as for their communities and stakeholders. We take this commitment seriously and will continue to provide transparent disclosures on the progress of this work through both our internal and external communications. Our executive leadership team sponsors and funds our corporate responsibility programs, with our Board exercising ultimate oversight.
Guided by best practices, feedback we receive from our stockholders, and third-party frameworks such as the Sustainability Accounting Standards Board Software & IT Services standards, we are focused on the initiatives described below.
Human Capital
Our Culture and Employees
Our culture enables us to attract and retain exceptional talent. We center our culture around five values which are core to who we are, guide how we operate, define how we treat each other, and help make our teams strong, cohesive units:
•Humble – No ego;
•Authentic – We are who we are;
•Passionate – Love what we do;
•Accountable – To each other and our network; and
•Fun – Celebrate the moments.
In addition, we run our business with an emphasis on six key Operating Principles: we are customer centric, maintain high standards, deliver results, act with speed, charge all employees to bring an ownership mindset and prioritize simplicity.
As of September 30, 2026, we had a total of 1,483 employees, including those working in two offices in the United States: San Jose, California, and Draper, Utah; and others working remotely. In addition, we recently completed our transition to a “remote-first” operating model, providing employees with the flexibility to work from a BILL office or from home, and expect to reduce our real property footprint in the near-term. We also employ individuals on a temporary basis and use the services of contractors as necessary. None of our employees are represented by a labor union in connection with their employment.
We know our success is tied to recruiting, developing, and retaining our employees. Our Chief People Officer is responsible for creating and implementing our initiatives around our employees and our Board has ultimate oversight and receives updates on these initiatives periodically.

To support hiring the best talent for BILL, we have a rigorous interview process with training for hiring managers and interviewers, interview guides tailored specifically for different roles, and impartial talent champions whose role is to uphold BILL’s high hiring standards in our candidate debriefs. We leverage data and analytics to align the recruiting function to business growth and revenue drivers. We also partner with organizations like the Women in Tech Council to increase our recruiting reach. In addition, we have an Ambassador Program that gives candidates an opportunity to connect with current employees to learn more about BILL’s culture before deciding to join BILL.
We are committed to providing a fair and equitable compensation and benefits program that supports our diverse workforce. BILL offers market-competitive base salaries, semi-annual bonuses, and sales incentives. Many of our employees are awarded equity at the time of hire and through annual equity grants. We also offer an employee stock purchase plan to foster a strong sense of ownership and engage our employees in our long-term success. Our full-time employees are eligible to receive, subject to the satisfaction of certain eligibility requirements, our comprehensive benefits package, including medical, dental, and vision insurance, family planning support and fertility treatments, and life and income protection plans. In addition, we provide generous paid time-off policies, access to free mental health services, and offer a tax-qualified 401(k) retirement plan. Through the self-directed brokerage features of the plan, participants in the 401(k) plan can choose to invest their contributions in funds that are focused on their particular goals and preferences.
We develop our leaders and high-potential employees through intensive, cohort-based, key talent programs. We offer regular training for all people managers. To facilitate ongoing learning and development, we provide employees with an online curriculum of study, linked to business needs, leveraging a third-party platform and including special trainings on areas of particular interest. For example, in summer 2025, we launched a “summer of AI,” offering educational and practical trainings encouraging employees to learn about and utilize internal AI tools. In summer 2026, we again launched a "summer of AI," focused on fostering communication and sharing best practices for using our greatly enhanced suite of internal AI tools. Available online education includes coursework in inclusive leadership, change management, and decision-making. We also launched an Adaptive Leadership program, where we invite high-potential leaders from across the company to participate in a blend of virtual workshops, using AI-powered tools and examining on-the-job actions to transform pressing issues into professional development opportunities. All employees are eligible and participate in developmental reviews with their managers. We conduct performance review cycles twice a year.
To keep a pulse on engagement, we survey our employees semi-annually. Employees respond anonymously, and we take action on the areas flagged for improvement, reporting back to the employee base on progress against stated improvement goals. We closely monitor employee turnover, conducting exit interviews and surveys to alert us to any issues, as well as to make improvements to the employee experience.
Through an equitable approach to hiring, compensation, and career growth, we have built a company that fosters inclusivity, authenticity, and action. We seek to embed a sense of inclusion and community into our culture and how we serve the businesses using our solutions.
Our Environmental Impact
Our San Jose headquarters building is LEED Gold and Energy Star certified. In San Jose, California, and Draper, Utah, we also offer employees free electric vehicle charging stations. Further, we embrace a “remote-first” work model, permitting employees to work remotely. This flexible model allows us to minimize employee commute times, thereby reducing congestion, the consumption of energy, and pollution.
Security, Privacy and Data Protection
Trust is important for our relationship with customers and partners, and we take significant measures designed to protect their privacy and the data that they provide to us. Keeping our customers’ data safe and secure is a high priority. Our approach to security includes data governance as well as ongoing testing for potential security issues.

We have robust access controls in our production environment with access to data strictly assigned, monitored, and audited. To ensure our controls remain up-to-date, we undergo continuous external testing for vulnerabilities within our software architecture. These efforts have enabled us to certify our platform to SOC 1 Type II and SOC 2 Type II standards. Our security program is aligned to the NIST Cybersecurity Framework and we maintain compliance with PCI DSS for payment card data. Our security program is regularly audited and assessed by third parties as well as our partners, including some of the largest banks in the world.
The focus of our program is working to prevent unauthorized access to the data of our customers and network members. To this end, our team of security practitioners works to identify and mitigate risks, implement best practices, and continue to evaluate ways to improve.
These steps include close attention to network security, classifying and inventorying data, limiting and authorizing access controls, multi-factor authentication for access to systems, and encryption of sensitive data both at rest and in transit. We also employ regular system monitoring, logging, and alerting to retain and analyze the security state of our corporate and production infrastructures.
We take steps to help ensure that our security measures are maintained by the third-party suppliers we use, including conducting annual security reviews and audits.
Ethics and Compliance
Our leadership team oversees our compliance, business ethics and incident reporting programs, with our legal and compliance functions providing leadership for implementation and enforcement activities. The Board provides additional and regular oversight through its Audit Committee, Nominating and Corporate Governance Committee and Risk Committee, alongside other committee oversight.
Our Code of Business Conduct and Ethics and our Anti-Bribery Policy, among other policies, have been issued to ensure we work and act according to our corporate values and establish a framework to consistently apply our high ethical standards to all global business relationships. Adherence to these policies is required of all employees (including executive officers), independent contractors, and the Board. Employees are required to complete compliance training within 30 days of hire and then annually thereafter.
We have implemented reporting procedures, including a Compliance Hotline administered by a third-party provider and governed by our Whistleblower Policy. The Hotline offers anonymous, cost-free, 24/7 reporting of any ethical concern in English and Spanish. Contact information for the Hotline is available to our employees and business partners, including through our Code of Business Conduct and Ethics. All reported incidents are passed along to our General Counsel or Chief People Officer and are investigated until resolved and corrective actions are tracked. Our Nominating and Corporate Governance Committee and Audit Committee are also informed of any investigation and its results.
We transfer large sums of customer funds daily, and protecting our customers and network members from financial fraud is our highest priority. We have procured and maintain money transmitter licenses in all U.S. jurisdictions that require them and in Canada, as well as numerous other licenses, and have implemented robust monitoring and compliance programs designed to protect our customers and network members from fraud and to prevent our platform from being used for money-laundering activities.

OUR STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2026, by:
•Each of our Named Executive Officers;
•Each of our directors and director nominees;
•All of our current directors and executive officers as a group; and
•Each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 85,869,963 shares of common stock outstanding as of September 30, 2026. Shares of our common stock subject to stock options that are exercisable as of and within 60 days of September 30, 2026 or RSUs that may vest and settle within 60 days of September 30, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o BILL Holdings, Inc., 6220 America Center Drive, Suite 100, San Jose, California 95002.

Name	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)

Named Executive Officers and Directors:
René Lacerte(1)	3,525,214	4.1%
Rohini Jain(2)	21,156	*
John Rettig(3)	71,478	*
Mike Cieri(4)	19,431	*
Mary Kay Bowman(5)	98,014	*
Ken Moss(6)	216,644	*
Aida Alvarez(7)	10,207	*
Natalie Derse	—	*
Peter Feld(8)	8,642,511	10.1%
Keri Gohman(9)	1,531	*
David Hornik(10)	43,696	*
Beth Johnson	—	*
Lee Kirkpatrick(11)	2,611	*

Name	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)

Allie Kline(12)	11,027	*
Allison Mnookin(13)	61,870	*
Tina Reich(14)	9,482	*
Dan Wernikoff(15)	1,531	*
All current executive officers and directors as a group (15 persons)(16)	12,421,745	14.5%
5% Stockholders:
Entities affiliated with Starboard Value LP(17)	8,639,000	10.1%
BlackRock, Inc.(18)	8,628,954	10.0%
ER Collective Holdings, LLC(19)	7,668,300	8.9%
Vanguard Portfolio Management LLC (20)	5,753,583	6.7%
Ameriprise Financial Inc. (21)	5,558,053	6.5%
Point72 Asset Management, L.P.(22)	5,035,627	5.9%
*Represents beneficial ownership of less than one percent.
(1)Consists of (i) 1,708,749 shares of our common stock held by The Chung Lacerte Trust; (ii) 657,104 shares of our common stock held by Mr. Lacerte and/or Mr. Lacerte’s spouse as custodian; (iii) 170,000 shares of our common stock held by Makahakama Foundation; and (iv) 989,361 shares of our common stock issuable to Mr. Lacerte upon the exercise of stock options and vesting of RSUs within 60 days of September 30, 2026.
(2)Consists of 21,156 shares of our common stock issuable to Ms. Jain upon the vesting of RSUs within 60 days of September 30, 2026.
(3)Consists of (i) 6,925 shares of our common stock held by the Rettig Living Trust; and (ii) 64,553 shares of our common stock issuable to Mr. Rettig upon the exercise of stock options and vesting of RSUs within 60 days of September 30, 2026.
(4)Consists of (i) 997 shares of our common stock held by Mr. Cieri; and (ii) 18,434 shares of our common stock issuable to Mr. Cieri upon the vesting of RSUs within 60 days of September 30, 2026.
(5)Consists of (i) 79,033 shares of our common stock held by Ms. Bowman; and (ii) 18,981 shares of our common stock issuable to Ms. Bowman upon the vesting of RSUs within 60 days of September 30, 2026.
(6)Consists of (i) 183,243 shares of our common stock held by Mr. Moss; (ii) 7,998 shares of our common stock held by Mr. Moss’ spouse; and (iii) 25,403 shares of our common stock issuable to Mr. Moss upon the vesting of RSUs within 60 days of September 30, 2026. Mr. Moss disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest therein, if any.
(7)Consists of (i) 10,207 shares of our common stock held by Ms. Alvarez.
(8)Consists of (i) 8,639,900 shares of common stock held by certain private investment funds and a managed account for which Starboard Value LP (Starboard) serves as the investment manager or manager (collectively, the Starboard Accounts), which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of September 30, 2026; and (ii) 2,611 shares of common stock issuable to Mr. Feld upon the vesting of RSUs within 60 days of September 30, 2026. Mr. Feld, as a Managing Member of Starboard, may be deemed to beneficially own the securities directly held by the Starboard Accounts. Mr. Feld expressly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(9)Consists of (i) 1,531 shares of our common stock held by Ms. Gohman.
(10)Consists of (i) 25,986 shares of our common stock held by Mr. Hornik; and (ii) 17,710 shares of our common stock held by 2011 Hornik Family Trust.
(11)Consists of 2,611 shares of our common stock issuable to Mr. Kirkpatrick upon the vesting of RSUs within 60 days of September 30, 2026.
(12)Consists of 11,027 shares of our common stock held by Ms. Kline.
(13)Consists of (i) 8,537 shares of our common stock held by Ms. Mnookin; and (ii) 53,333 shares of our common stock issuable to Ms. Mnookin upon the exercise of stock options within 60 days of September 30, 2026.
(14)Consists of 9,482 shares of our common stock held by Ms. Reich.
(15)Consists of 1,531 shares of our common stock held by Mr. Wernikoff.
(16)Includes (i) 11,269,686 shares of our common stock held by directors and current executive officers and (ii) 1,152,059 shares issuable upon the exercise of stock options and RSUs held by our directors and current executive officers within 60 days of September 30, 2026.

(17)Based solely on information contained in the Schedule 13D/A filed with the SEC on August 24, 2026 by Starboard Value LP (Starboard). The Schedule 13D/A indicated that Starboard may be deemed to beneficially own 8,639,900 shares of common stock, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of September 30, 2026, over which it has sole dispositive and voting power, and is the investment manager of Starboard Value and Opportunity Master Fund Ltd (Starboard V&O Fund), Starboard Value and Opportunity Master Fund L LP (Starboard L Master), Starboard X Master Fund Ltd (Starboard X Master) and of a certain managed account, and the manager of Starboard Value and Opportunity S LLC (Starboard S LLC). The beneficial ownership of the common stock is as follows: (i) Starboard V&O Fund has sole voting and dispositive power over 4,597,782 shares, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of September 30, 2026, (ii) Starboard S LLC has sole voting and dispositive power over 681,182 shares, (iii) Starboard L Master has sole voting and dispositive power over 239,363 shares, (iv) Starboard Value L LP (Starboard L GP) has sole voting and dispositive power over 239,363 shares and is the general partner of Starboard L Master, (v) Starboard Value R GP LLC has sole voting and dispositive power over 239,363 shares and is the general partner of Starboard L GP, (vi) Starboard X Master has sole voting and dispositive power over 1,712,590 shares, (vii) Starboard Value GP LLC (Starboard Value GP) has sole voting and dispositive power over 8,639,900 shares, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of September 30, 2026, and is the general partner of Starboard Value LP, (viii) Starboard Principal Co LP (Principal Co) has sole voting and dispositive power over 8,639,900 shares, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of September 30, 2026, and is a member of Starboard Value GP, (ix) Starboard Principal Co GP LLC (Principal GP) has sole voting and dispositive power over 8,639,900 shares, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of September 30, 2026, and is the general partner of Principal Co, and (x) each of Jeffrey C. Smith and Peter A. Feld has shared voting and dispositive power over 8,639,900 shares, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of September 30, 2026, each of whom is a member of Principal GP and a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Excludes 2,610 shares of common stock beneficially owned by Peter A. Feld issuable upon the vesting of RSUs within 60 days of September 30, 2026, over which Mr. Feld has sole voting and dispositive power, which were granted to him in his capacity as a director of the Company. Each of the individuals and entities listed in the Schedule 13D/A specifically disclaims beneficial ownership of the securities reported herein that he, she or it does not directly own. The principal business address of Starboard is 777 Third Avenue, 18th Floor, New York, NY, 10017.
(18)Based solely on information contained in the 13G/A filed with the SEC on September 4, 2026 by BlackRock, Inc. The 13G/A indicated that Blackrock, Inc. had sole voting power over 8,367,804 shares of our common stock and sole dispositive power over 8,628,954 shares of our common stock. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(19)Based solely on information contained in Schedule 13G/A filed with the SEC on August 12, 2025 by ER Collective Holdings, LLC. The Schedule 13G/A indicated that ER Collective Holdings, LLC had sole voting power over 7,668,300 shares of our common stock and sole dispositive power over 7,668,300 shares of our common stock. The principal business address of ER Collective Holdings, LLC is 5301 Wisconsin Avenue N.W. Suite 550, Washington, D.C. 20015.
(20)Based solely on information contained in the 13G filed with the SEC on April 29, 2026 by Vanguard Portfolio Management, LLC. The 13G indicated that Vanguard Portfolio Management, LLC had sole voting power over 68,741 shares of our common stock and sole dispositive power over 5,753,583 shares of our common stock. The principal business address of Vanguard Portfolio Management, LLC is 100 Vanguard Blvd., Malvern, PA, 19355.
(21)Based solely on information contained in the 13G filed with the SEC on August 14, 2026 by Ameriprise Financial, Inc. The 13G indicated that Ameriprise Financial, Inc. had shared voting power over 5,039,577 shares of our common stock and shared dispositive power over 5,558,053 shares of our common stock. The principal business address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN 55474.
(22)Based solely on information contained in the 13G/A filed with the SEC on November 24, 2025 by Point72 Asset Management, L.P. The 13G/A indicated that Point72 Asset Management, L.P. had shared voting power over 5,035,627 shares of our common stock and shared dispositive power over 5,035,627 shares of our common stock. The principal business address of Point72 Asset Management, L.P. is 72 Cummings Point Road, Stamford, CT 06902.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed under “Executive Compensation” and “Our Board of Directors—How We Are Paid” respectively, since July 1, 2025, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Cooperation Agreement
On September 5, 2025, Starboard Value LP notified us of its intent to nominate four director candidates for election to the Board at the 2025 Annual Meeting. On October 15, 2025, we entered into a Cooperation Agreement with Starboard Value LP and Starboard Value and Opportunity Master Fund Ltd and certain of their affiliates (collectively, Starboard), in which, among other things, (i) we confirmed the resignation of Stephen Fisher as a Class II director, (ii) we increased the size of the Board from 12 to 13 directors and appointed Peter A. Feld and Lee Kirkpatrick as Class II directors, (iii) we agreed that Natalie Derse, David Hornik, Katherine (Allie) Kline and Beth Johnson would be nominated for election as Class III directors at the 2025 Annual Meeting and (iv) Starboard agreed to vote all shares of our common stock beneficially owned by it in accordance with the Board’s recommendations at the 2025 Annual Meeting, subject to certain limited exceptions, and pursuant to which Starboard withdrew its nomination notice. As part of the Cooperation Agreement, we agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses incurred in connection with its involvement with our company through the date of the Cooperation Agreement. In November 2025, we reimbursed Starboard for approximately $573,000 in such expenses.
Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Rebecca Moss, the spouse of Ken Moss, our former Chief Technology Officer, served as a Staff Software Engineer at our Company during fiscal 2026 and, as a result, received aggregate compensation of $258,684, including salary, bonus and the grant date fair value of an annual RSU award. In June 2026, Ms. Moss entered into a voluntary separation agreement with our Company, and received approximately $124,546 in severance payments. With respect to both her regular compensation and severance package, Ms. Moss received compensation commensurate with that provided to other employees in similar positions at our Company.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law. Subject to certain limitations, our indemnification agreements and Bylaws also require us to advance certain expenses incurred by our directors and officers.
Review, Approval or Ratification of Transactions with Related Parties
Our Related Party Transactions Policy requires that any related party transaction that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our Nominating and Corporate Governance Committee.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.
Our Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended June 30, 2026. Our Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission (SEC).
Our Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 for filing with the SEC.
Submitted by the Audit Committee
Lee Kirkpatrick, Chair
Natalie Derse
Keri Gohman
Tina Reich

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal 2026, including our executive compensation policies and practices, how and why the Compensation Committee arrived at the compensation decisions for our fiscal 2026 named executive officers (Named Executive Officers), and the key factors the Compensation Committee considered in making those decisions.
Named Executive Officers
The names, ages, and titles of our Named Executive Officers for fiscal 2026 are:

Name	Age	Position

René Lacerte	59	Chief Executive Officer and Chair
John Rettig	61	Chief Strategy and Transformation Officer
Rohini Jain	47	Chief Financial Officer
Mike Cieri	47	Chief Product Officer
Mary Kay Bowman	58	Former Executive Vice President, General Manager of Payments and Financial Services
Ken Moss	60	Former Chief Technology Officer
During fiscal year 2026, we made several executive leadership changes to align our organizational structure with our strategic priorities and next phase of growth.
In July 2025, we appointed Rohini Jain as Chief Financial Officer. Ms. Jain previously served as Chief Financial Officer and SVP of Large Enterprise and Merchant Platforms at PayPal and brings more than 20 years of experience leading finance functions at premier global fintech, payments, and e-commerce companies. Across her prior roles at PayPal, eBay, Walmart, and General Electric, she helped to scale, strengthen, and improve the profitability of those organizations. Upon Ms. Jain’s appointment, John Rettig transitioned from our President and Chief Financial Officer to President and Chief Operating Officer.
In May 2026, we announced changes to our organizational operating model to align our announced strategy to accelerate our AI transformation, which resulted in several executive leadership changes. We appointed Michael Cieri, previously Executive Vice President and General Manager of Software Solutions, to the role of Chief Product Officer. In this capacity, Mr. Cieri assumed oversight of all product management and product strategy, with a mandate to drive efficiency and innovation through the integration of our software solutions, payments, and financial services offerings. Concurrently with Mr. Cieri's elevation, John Rettig transitioned from his role as President and Chief Operating Officer to a newly created position of Chief Strategy and Transformation Officer. In connection with the restructuring of executive roles, Ken Moss, our former Chief Technology Officer, and Mary Kay Bowman, our former Executive Vice President and General Manager of Payments and Financial Services, each departed the Company, effective June 30, 2026, as discussed further below under “Potential Payments upon Termination or Change in Control—Bowman and Moss Separation Agreements”.
Our Multi-Year Strategy to Reduce Stock-Based Compensation Expense
Fiscal 2026 represented a pivotal year for us, as we undertook significant restructuring efforts to align our cost structure with current market conditions and our strategic vision to transition to becoming an AI-native company. In addition to the executive leadership changes outlined above, we introduced a unique, one-time equity compensation structure for fiscal 2026 to reduce our equity burn rate and, over time, our stock-based compensation (SBC) expense. Our equity strategy for fiscal 2026 included several components: (i) reducing the term and target value of long-term incentive (LTI) awards for our executive team, (ii) reducing the term and target value of LTI awards for non-executive employees, (iii) granting initial and annual cycle equity awards more selectively to incumbent and new employees and (iv) reducing the term of new hire awards to three years. As a result of these efforts, our SBC expense is falling markedly: SBC expense (which is a trailing indicator) totaled 14% of total revenue in fiscal 2026 and, as announced in August 2026, is expected to total only 10% of total revenue in fiscal 2027. Moreover, we have bought back our shares aggressively pursuant to the $1 billion share repurchase authorization we announced in May 2026 and the preceding $300 million August 2025 share repurchase authorization, providing a favorable and immediate impact on our overall dilution.
For fiscal 2027, we have maintained our disciplined approach to equity award design, further refining grant practices across both executive and non-executive populations to align with our scale and maturity. As part of this continued evolution, while balancing our talent retention objectives, we moved to a three-year annual cycle award term for each of our executive officers and for qualifying non-executive employees. We remain committed to reducing equity burn rate, managing SBC expense over the long-term, and ensuring our overall equity compensation program remains competitive with, and proportionate to, peer company practice. Our Compensation Committee will continue to review and evolve our equity compensation design as needed to maintain a disciplined approach to SBC and dilution, while preserving our ability to attract and retain top talent, in consideration of then-prevailing market practice.
Fiscal 2026 Company Performance Results and Incentive Payout Summary2
As discussed above in the section entitled “Our Company—Who We Are—Fiscal 2026 Financial and Business Highlights,” our total revenue continued to grow steadily in fiscal 2026, coupled with significant improvement in our profitability profile. Total revenue was $1,653.2 million in fiscal 2026, representing 13% growth over fiscal 2025. Fiscal 2025 total revenue was $1,462.6 million, representing 13% growth over fiscal 2024. Our profitability profile continued to improve: we recorded $323.7 million in Non-GAAP Operating Income in fiscal 2026, representing a 35% increase over fiscal 2025. Fiscal 2025 Non-GAAP Operating Income was $239.5 million, representing a 22% increase over fiscal 2024.
Core Revenue, which is comprised of the revenue generated from subscriptions to our platform and transactions on our platform, reflecting the results of our growth initiatives, and excludes only “float” revenue, or revenue generated from interest on customer funds, was $1,504.7 million in fiscal 2026, an increase of 16% over fiscal 2025. Core Revenue is a critical indicator of the growth of our business. In addition to growth, we also believe in driving improvement in profitability, and we set rigorous performance goals for both our company cash incentive compensation program for fiscal 2026 (the Fiscal 2026 Bonus Program) and the performance-based restricted stock units (PSUs) we issued in connection with our fiscal 2026 financial targets (the Fiscal 2026 Financial PSUs).
As in prior years, we structured our Fiscal 2026 Bonus Program to provide incentives that drive the efficient, long-term profitable growth of the Company. In addition to using Core Revenue as a key growth metric in our Fiscal 2026 Bonus Program, we include “EBITDA Less Float” to incentivize and reward improving profitability. We define EBITDA Less Float as our Non-GAAP Net Income, plus Other Income, Net and certain other adjustments as set forth on Appendix A, minus the profit we generate from Interest on Funds Held for Customers. We use EBITDA Less Float to measure the profitability of our core business, and believe EBITDA Less Float acts as a guardrail to ensure that Core Revenue performance is achieved in a sustainable way. This aligns executives with our business performance and strategy, since it indicates how efficiently and responsibly we are driving our growth. These two metrics were weighted equally in the bonus calculation as we consider them equally important.
Under our Fiscal 2026 Bonus Program, our fiscal 2026 Core Revenue target was set at a level that was above fiscal 2025 results and above our public guidance provided to investors contemporaneously, and the EBITDA Less Float goal was set significantly (42%) above fiscal 2025 results. Accordingly, we believe these targets reflect the expectation for significant operational rigor and high-performance from management and our company as a whole. We achieved 100.4% of our fiscal 2026 Core Revenue target and significantly outperformed our profitability target (achieving nearly double the target amount) resulting in 150% EBITDA Less Float
2 This section includes discussion of certain financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), including EBITDA Less Float, Non-GAAP Operating Income and Non-GAAP Net Income. See Appendix A for a reconciliation to GAAP.

achievement. We believe that the resulting calculated payout of 125.7% under our Fiscal 2026 Bonus Program is therefore commensurate with our business performance.
For our fiscal 2026 Financial PSUs, we continued to use Core Revenue as the primary metric because investors view it as key to assessing the health and trajectory of our business. We also required a Non-GAAP Operating Income profitability threshold of $255 million to be met before paying out above target.
For the fiscal 2026 Financial PSUs, we achieved 100.4% of our fiscal 2026 Core Revenue target and we satisfied our Non-GAAP Operating Income threshold, resulting in a payout of 101.3%. The fiscal 2026 total stockholder return (TSR) PSUs remain outstanding, as their vesting will be determined following the applicable three-year measurement period.

Program	Metrics	FY26 Result	FY26 Payout

Fiscal 2026 Bonus Program	Core Revenue (50%) EBITDA less Float (50%)	Core Revenue: 100.4% achievement EBITDA less Float: 150% achievement	125.7%

Fiscal 2026 Financial PSUs	Core Revenue (100%) Non-GAAP Operating Income threshold (to pay above target)	Core Revenue: 100.4% achievement Non-GAAP Operating Income threshold met	101.3% (subject to time-based vesting requirements)

Fiscal 2026 TSR PSUs	Relative Total Stockholder Return	N/A; 3-year measurement period	N/A

As demonstrated in fiscal 2024, when there was no payout earned under our fiscal 2024 Financial PSU awards, our executive compensation program is highly sensitive to Company performance and aligns the realized pay of our executives with actual financial and stock price performance. Additionally, our first series of TSR-based PSUs, also issued in fiscal 2024, recently reached the end of their measurement period in June 2026 and were forfeited without vesting, reflecting the rigor of our peer group and threshold design for such awards.
Fiscal 2026 Compensation Highlights
•Reduced LTI target amounts for fiscal 2026 & maintained meaningful proportion of performance-based equity. We engaged in a series of actions to facilitate lower equity grant values during fiscal 2026 across the executive team and the broader employee population in an effort to reduce our stock based compensation expense. Given that the executive team was in transition, we address the specifics by person below:
◦Mr. Lacerte’s and Mr. Rettig’s target LTI award value was reduced by approximately 35% from fiscal 2025. While much of the broader population received a one-time adjustment—reduced grant values and a shortened, one-year vesting period—Mr. Lacerte and Mr. Rettig instead received RSUs with a three-year vest (from four years). Mr. Lacerte's and Mr. Rettig's LTI mix remained 50% PSUs and 50% RSUs, with both the PSUs and RSUs vesting over three years. They received a substantial reduction in equity compensation and retained a multi-year vesting period.
◦Mr. Moss's and Ms. Bowman's proportion of PSUs increased to 50% of LTI (from 40%), with the remaining 50% as RSUs. Additionally, their target LTI award value was reduced significantly. To partially offset the reduced target LTI award value, their vesting schedules were shortened: RSUs from four years to one year and Financial PSUs from three years to two years, and they were awarded only Financial PSUs (not TSR PSUs).
◦Mr. Cieri's target LTI award was allocated 100% to performance-based awards, vesting over a three-year period. Because Mr. Cieri received time-based RSUs in late fiscal 2025 as part of his new-hire offer package—vesting over four years—no additional time-based awards were granted to him in fiscal 2026.

•Critical Addition to the Executive Team. In fiscal 2026, we made a critical addition to our executive team with the hiring of Rohini Jain as our new Chief Financial Officer. Ms. Jain is a seasoned finance executive with key skills, extensive industry experience, and strong leadership capabilities. In connection with Ms. Jain's appointment in July 2025, and to attract her to the Company and make her whole for compensation forfeited in connection with her departure from her prior employer, the Compensation Committee approved the following new hire compensation package for Ms. Jain:
◦Sign-On Bonus. A one-time cash sign-on bonus, intended to partially offset the cash and equity compensation forfeited by Ms. Jain upon her departure from her former employer. The sign-on bonus is subject to repayment by Ms. Jain in the event of her voluntary resignation from the Company: 100% if such resignation occurs within the first year following her start date, and a prorated portion if such resignation occurs within the second year following her start date.
◦Time-Based RSUs. An award of time-based RSUs, of which one quarter vested in August 2026, shortly following the first anniversary of Ms. Jain's hire date, with the remaining RSUs vesting in equal quarterly installments over the following three years, in each case subject to Ms. Jain's continued service through the applicable vesting date.
◦Fiscal 2026 Financial PSUs. An award of Fiscal 2026 Financial PSUs, one-third of which vested in August 2026, with the remainder vesting in equal quarterly installments over the following two years, subject to Ms. Jain's continued service.
◦Fiscal 2026 TSR PSUs. An award of Fiscal 2026 TSR PSUs, the number of which to be earned, if any, will be determined following the conclusion of fiscal year 2028 based on the Company's relative total stockholder return performance over the applicable performance period.
As with each of our executive hires, the Compensation Committee benchmarked Ms. Jain's new hire compensation package against market data for similar roles at comparable companies to ensure competitiveness and to align her long-term interests with those of our stockholders.
•Maintained rigorous total stockholder return metric. In fiscal 2024, we introduced PSUs tied to TSR, relative to the Russell 3000 index over a three-year performance period and maintained this program in fiscal 2025 and 2026. For the maximum vesting under our fiscal 2024, 2025 and 2026 TSR PSUs, we require achievement at the 85th percentile, rather than the 75th percentile as many peer companies do, to incentivize exceptional performance. We believe these PSUs help further align the interests of our executives with those of our stockholders and focus our executive leadership on long-term performance. These TSR PSUs supplement the financial PSUs that were introduced in fiscal 2023 and again granted in fiscal 2024, 2025 and 2026. Our fiscal 2024 TSR PSUs failed to meet the minimum criteria required to vest and were forfeited in July 2026.
•No annual base salary increases. After a thorough review of the competitive market landscape, including ongoing demand for executive talent with critical technological expertise and experience, and giving consideration to BILL's overall compensation positioning relative to its peer group, the Compensation Committee determined that no annual base salary increases were warranted for our Named Executive Officers for fiscal 2026. This follows after only one Named Executive Officer received a base salary increase in fiscal 2025, and none received increases in fiscal 2024, reflecting our commitment to financial discipline and rigorous market analysis.

CEO Fiscal 2026 Target Compensation Mix and Realized Pay
The first graphic below illustrates the mix of performance-based and at-risk compensation in our CEO’s fiscal 2026 target total compensation, reflecting the fact that the overwhelming majority of his compensation is “at-risk”. See “—Principal Elements of Compensation—Annual Equity Compensation” below for additional detail.
In addition, as presented in the table below, the actual pay ultimately realized for fiscal 2026 by Mr. Lacerte was 36% less than his fiscal 2026 target compensation, reflecting the responsiveness of our executive compensation program to our financial and stock price performance and, we believe, illustrates the high degree of alignment between our executives and our investors.
(1)Fiscal 2026 total target compensation consists of annual base salary, fiscal 2026 target bonus, and grant date value of Fiscal 2026 RSUs, Fiscal 2026 Financial PSUs and Fiscal 2026 TSR PSUs, as reflected below in the “—Executive Compensation Tables—Summary Compensation Table”.
(2)Fiscal 2026 realized total compensation is comprised of: (i) annual base salary, (ii) actual fiscal 2026 annual bonus earned, (iii) RSUs that vested in fiscal 2026, valued at $36.16, the closing share price reported on the New York Stock Exchange as of June 30, 2026, the final day of our fiscal year, (iv) the final shares underlying earned fiscal 2023 financial PSUs that vested during fiscal 2026, valued at $36.16 per share, (v) shares underlying earned fiscal 2025 financial PSUs that vested during fiscal 2026, valued at $36.16 per share, and (vi) the earned fiscal 2026 financial PSUs that vested in August 2026, valued at our $36.16 share price. Fiscal 2026 realized total compensation excludes: (i) RSUs that remained unvested during fiscal 2026, (ii) fiscal 2024 financial PSUs which were not achieved and were forfeited, (iii) fiscal 2024 TSR PSUs which were not achieved and were forfeited, and (iv) fiscal 2025 and 2026 TSR PSUs, which will not be eligible to be measured and vest until fiscal 2028 and 2029.

2025 Say on Pay Vote
We hold advisory votes on the compensation of our Named Executive Officers (a “Say on Pay” vote) at every annual meeting of stockholders. The Compensation Committee has historically taken into consideration the results of our Say on Pay vote when making decisions regarding the structure and implementation of our executive compensation program. At our 2025 Annual Meeting, approximately 93% of votes cast were voted in favor of our Say on Pay proposal (the 2025 Say on Pay Vote). This represented strong support for the second year in a row.
Stockholder Engagement
Outreach Program
We place great value in the input of our stockholders and regularly meet with a range of stockholders to hear their perspectives on our business. We meet quarterly with many of our top holders following the release of our quarterly earnings releases, and on an ad hoc basis to address key issues as they arise. We also have many points of interaction with investors, including holding investor calls, attending investor conferences, hosting investors at our headquarters, and visiting investors at their offices.
In addition, we have an annual outreach program to engage stockholders specifically on compensation and corporate governance matters. This program enables us to identify and gain a greater understanding of the issues that are most important to our stockholders, including with respect to the structure of our executive compensation programs and our corporate governance. We take this stockholder feedback very seriously, share it with our executive leadership and Board, and take it into account as we annually determine compensation for our executive officers and review our governance structure.
Winter 2026 Outreach
In November 2025 and December 2025, we met with several of our stockholders to discuss matters related to our 2025 annual meeting. Subsequently, in January 2026, we reached out again to four of our largest stockholders representing approximately 25% of our outstanding shares (based on share ownership reports as of September 30, 2025) to engage on compensation and corporate governance matters specifically. We met with three stockholders representing approximately 15% of our outstanding shares as of such date. Allie Kline, our Lead Independent Director and Chair of our Nominating and Corporate Governance Committee, and Allison Mnookin, an independent member of our Board and Chair of our Compensation Committee, participated in two of our three meetings with stockholders representing approximately six percent of our outstanding shares. Other representatives from the Company included our General Counsel and senior members of our investor relations team.
Fall 2026 Outreach
In early fall 2026, we reached out to ten of our largest stockholders representing approximately 49% of our outstanding shares (based on share ownership reports as of June 30, 2026). Three stockholders representing approximately 17% of our outstanding shares accepted our invitation and met with us to share their feedback. In addition, four stockholders representing approximately 19% of our outstanding shares confirmed that a discussion was not needed or requested a meeting at a future date, and three stockholders representing approximately 13% of our outstanding shares did not respond to our outreach. In addition, Allie Kline, Allison Mnookin and Dan Wernikoff, an independent member of our Compensation Committee, participated in all three of our meetings with stockholders representing approximately 17% of our outstanding shares. Other representatives from the Company included our General Counsel and senior members of our investor relations team.

 Key Themes from Stockholder Engagement
During these discussions in winter and fall 2026, stockholders expressed interest in understanding more about recent changes to our Board, the evolution of our compensation program, our AI initiatives and AI risk strategy. We also heard that many of our stockholders are supportive of our general approach and philosophy with respect to governance and compensation, but expect our governance and compensation practices to evolve as the Company grows and matures. In addition, our stockholders underscored the importance of effective executive compensation design and corporate governance structures to drive business results. Consistent with feedback from these meetings and prior stockholder outreach, we remain committed to maintaining disciplined and heavily performance-based compensation structures for our executive officers, as detailed further below under “—Compensation Philosophy and Objectives”.
Compensation Philosophy and Objectives
Our compensation philosophy and programs are designed to attract and retain talented executives who will help us realize our vision of making it simple to connect and do business, to enable businesses and their accountants to move, manage and maximize their money, and to motivate and reward executive performance in a manner that is reflective of our overall financial performance over time. Compensation objectives include:
•Attracting, retaining and motivating top talent who deliver high impact performance results;
•Aligning the interests of our executives with those of our stockholders; and
•Providing a strong incentive for executives to work toward the achievement of our goals, including sustained stockholder value creation.
We seek to achieve these objectives by providing compensation that is competitive with the practices of companies in our peer group and market for executive talent in our geography, with individual pay decisions approved in the context of both Company and individual performance. In addition to our peer group, we compete with much larger technology and other high-growth software and financial technology companies for world class talent.
In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.
What We Do
•Pay for Performance. As discussed above, we emphasize a strong pay-for-performance culture through rigorous annual incentive plan goals and by delivering a substantial portion of total compensation for our Named Executive Officers in the form of performance-based and time-based long-term equity awards.
•Annual Compensation Review. We maintain and annually review a group of peer companies, which we use as a data point for all compensation decisions for our executives. The peer group is comprised of public companies that have a similar revenue and market capitalization to ours. We compete with these companies, as well as with larger technology companies, for executive talent.
•Independent Compensation Consultant. Our Compensation Committee directly engages an independent compensation consultant to provide analysis for all aspects of our executive compensation decisions and guidance on other executive compensation matters independent of management.
•Annual Say-on-Pay Vote. We conduct an annual, non-binding stockholder advisory vote on the compensation of our Named Executive Officers, and the Compensation Committee considers the outcome of this vote when making future compensation decisions for our executive officers.
•Stockholder Outreach. We typically engage in stockholder outreach throughout the year to discuss our business, including discussions with stockholders about the structure of our executive compensation program. The Compensation Committee considers the feedback we receive from stockholders about our executive compensation program when making future compensation decisions for our executive officers.

•Stock Ownership Guidelines. We maintain robust stock ownership guidelines for our Chief Executive Officer, our other executive officers and the non-employee members of our Board.
•Clawback Policy. Our executive officers are subject to a compensation recovery “clawback” policy that provides for the recovery of incentive-based compensation in the event we restate our financial statements.
•Annual Compensation-Related Risk Assessment. Together with the Compensation Committee, we perform an annual review of our compensation programs companywide to ensure that they do not encourage a level of risk taking that would result in a material adverse impact on the Company.
What We Do Not Do
•No Guaranteed Annual Bonuses. We do not provide guaranteed annual bonuses to our executive officers.
•Limited Perquisites. Our executive officers are entitled to generally available benefits on the same basis as all other U.S. salaried employees, except that they are eligible to participate in an executive health insurance program, as encouragement to monitor and maintain good health.
•No Excise Tax Gross-Ups. We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of our Company.
•No Single Trigger Acceleration. We do not provide “single trigger” equity acceleration upon a change in control of the Company.
•No Hedging or Pledging. We prohibit our executive officers, the members of our Board and other employees from hedging or similar transactions designed to decrease risks associated with holding our equity securities. Similarly, pledging is strongly discouraged and no such person may pledge our securities without prior approval of our General Counsel.
Executive Compensation Program Design
Our Compensation Committee believes that executive compensation should be competitive with market practice and linked to our overall Company performance and stockholder returns. Our Compensation Committee evaluates our compensation philosophy and executive compensation program annually to ensure that our programs remain competitive relative to our market for executive talent and aligned with our strategic objectives. By delivering compensation in a mix of fixed and variable pay, including long-term vesting equity awards, we seek to align the incentives of our Named Executive Officers with achievement of long-term business objectives and financial performance that drives sustained stockholder value creation.
To support our long-term objectives and reinforce a strong pay-for-performance culture, a majority of total target compensation for our Named Executive Officers has been awarded in the form of performance-based PSUs and time-based RSUs. To further align stockholder value creation with executive compensation, the Compensation Committee increased the weighting of performance-based equity relative to time-based equity in recent years. This increased weighting was maintained for fiscal 2026. Our fiscal 2026 performance-based equity awards include a relative TSR PSU measured over a three-year period as well as a financial metric-based PSU. Accordingly, we believe these PSUs directly align pay with our performance. As discussed above, due to unique circumstances in fiscal 2026 and as a result of our efforts to reduce stock-based compensation expense during fiscal 2026, the specific approach to individual compensation varied by officer. See “—Our Multi-Year Strategy to Reduce Stock-Based Compensation Expense” above and “—Principal Elements of Compensation—Annual Equity Compensation” below for additional information.
Generally, the material elements of our executive compensation program are:

Compensation Element	Overview	Purpose

Base Salary	Base salaries provide a fixed level of compensation tied to competitive market practice among peers and comparable software companies.	Designed to attract and retain highly talented executives by providing a stable level of fixed compensation in an amount that is competitive in the market.

Compensation Element	Overview	Purpose

Annual Cash Incentive
Annual cash incentives for executives require achievement of annual goals tied to Core Revenue (a key measure of the growth of our business) and EBITDA Less Float (to encourage efficient performance and execution across the Company), weighted equally.
Designed to motivate our executives to achieve near-term financial objectives while making progress towards longer-term value creation.

Long-Term Equity Incentive: RSUs
For fiscal 2026, 50% of the target long-term incentive value awarded as part of the annual compensation cycle to most of our executives was in the form of RSUs.
For fiscal 2026, certain annual RSU grants vested quarterly over three years, while others vested quarterly over one year.
Designed to align the interests of our executives and stockholders by motivating executives to create sustainable long-term stockholder value, and serves as an important retention vehicle.

Long-Term Equity Incentive: PSUs
For fiscal 2026, 50% of target long-term incentive value awarded was in the form of PSUs.
For fiscal 2026, (i) for all officers, a portion of PSUs was again based on a Core Revenue target metric measured over one year plus a multi-year time based vesting schedule (from the grant date), with such portion capped at target-level achievement unless a Non-GAAP Operating Income threshold value was achieved, and (ii) for certain officers, a portion was based on a relative TSR metric measured over a three-year period, and vesting upon the completion of such period.

Designed to align the interests of our executives and stockholders by motivating executives to drive achievement of certain financial goals, incentivize market out-performance, create sustainable long-term stockholder value and promote long-term retention.

Benefits
We offer competitive health and welfare benefits, as well as participation in an employee stock purchase plan and other employee benefit plans. The Named Executive Officers also participate in an executive health insurance program, as encouragement to monitor and maintain good health.
Designed to align with competitive norms for comparable companies.

Adjustments to our Named Executive Officers’ compensation are made in connection with our Compensation Committee’s annual review, which generally occurs in the first quarter of our fiscal year. For fiscal 2026, none of our Named Executive Officers received an adjustment to their cash compensation.
Compensation Decision-Making Process
Determination of Compensation
In setting the compensation of our Named Executive Officers, our Compensation Committee uses a balanced approach rather than rigid percentiles or benchmarks to establish pay levels for each compensation element. Our Compensation Committee considers the market range of each executive role with opportunities for market compensation driven by relentless focus on both Company performance and considerations specific to each Named Executive Officer, while also considering overall SBC expense and dilution. For fiscal 2026, our Compensation Committee considered the following factors in determining the compensation of our Named Executive Officers:
•market data, including practices among companies in our compensation peer group;
•each executive officer’s scope of responsibilities;
•each executive officer’s performance and skills;
•internal pay equity across the executive management team;
•our overall performance, taking into consideration performance versus internal plans and industry peers;
•the recommendations of our Chief Executive Officer (except with respect to his own compensation); and
•general market conditions.

Our Compensation Committee does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile or multiple for establishing compensation among the executive officers or in relation to the competitive market data.
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board, which is available on our website at https://investor.bill.com.
Our Compensation Committee may delegate to a committee including the CEO, either acting alone or together with one more officers, the ability to grant equity awards (generally, other than to executive officers or members of the Board of Directors), subject to certain limitations, as permitted by applicable law.
At least annually, the Compensation Committee reviews our executive compensation program and determines (and with respect to the CEO, formulates recommendations for consideration by our Board) the various elements of our Named Executive Officers’ compensation, with input from our Board, as well as any employment arrangements with our Named Executive Officers. The Compensation Committee is responsible for designing a compensation program that will attract and retain talented executives and support our long-term stockholder value creation with an effective pay-for-performance approach.
The Compensation Committee meets regularly during the fiscal year both with and without the presence of our Chief Executive Officer and other Named Executive Officers. The Compensation Committee also discusses compensation issues with our Chief Executive Officer and other members of the Board between its formal meetings.
Role of Management
The compensation of our Named Executive Officers is determined by the Compensation Committee. In discharging its responsibilities, the Compensation Committee also works with members of our management, including our Chief Executive Officer and senior People team and Legal executives. Our management team assists the Compensation Committee by providing information on corporate and individual performance, competitive market data, and management’s perspective and recommendations on compensation matters.
Members of management, including our Chief Executive Officer, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives. Our Chief Executive Officer discusses with the Compensation Committee the compensation and performance of all executive officers. Our Chief Executive Officer bases his recommendations in part upon his review of the performance of our executive officers. The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our executive officers. None of our executives attends any portion of Compensation Committee meetings at which his or her compensation is discussed.
Role of the Compensation Consultant
The Compensation Committee may engage the services of outside advisors, experts and others to assist the Compensation Committee. For fiscal 2026, the Compensation Committee retained the services of Semler Brossy Consulting Group LLC (Semler Brossy) as independent compensation consultant to advise the Compensation Committee on compensation matters related to our executive and director compensation programs. In fiscal 2026, Semler Brossy provided the following support:
•assisted in the review and updating of our compensation peer group for fiscal 2027;
•analyzed the executive compensation levels and practices of the companies in our compensation peer group;
•provided advice with respect to compensation best practices and market trends for Named Executive Officers and directors;

•assisted with the design of the short-term and long-term incentive compensation plans for our Named Executive Officers and other executives;
•reviewed the Compensation Discussion and Analysis and other Proxy Statement disclosures with respect to fiscal 2026; and
•provided ad hoc advice and support throughout the year.
Semler Brossy reported to and worked for the Compensation Committee. In fiscal 2026, Semler Brossy did not provide any services to us other than the services provided to our Compensation Committee. Our Compensation Committee has assessed the independence of Semler Brossy in fiscal 2026 taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and has concluded that no conflict of interest exists with respect to the work that Semler Brossy performed for our Compensation Committee.
Role of Competitive Market Data
As part of its annual compensation review process, the Compensation Committee generally reviews competitive market data for positions comparable to those of our Named Executive Officers and other key executives.
In February 2025, the Compensation Committee, with the assistance of Semler Brossy, reviewed our executive compensation peer group. The executive compensation peer group approved by the Compensation Committee to support fiscal 2026 pay decisions was comprised of publicly-listed direct competitors and cloud software companies. Additional factors that were considered in identifying peers included:
•revenue generally between $687 million and $2.8 billion and a preference for strong revenue growth;
•a market capitalization between $2.45 billion and $15.96 billion; and
•headquarters in the United States, with consideration given to San Francisco Bay Area companies in the overall peer group.
For fiscal 2026, the Compensation Committee reviewed market data from the following compensation peer group:

Affirm	Elastic	MongoDB	Paycor
CCC Intelligent Solutions	GitLab	Okta	Unity Software
Cloudflare	HashiCorp	Paycom	Workiva
Confluent	HubSpot	Paylocity	ZoomInfo
Dynatrace	Informatica	Procore
Our Compensation Committee removed Samsara and Zscaler from our fiscal 2026 compensation peer group either because the company did not meet one or more of the criteria discussed above and was no longer considered to be a meaningful comparison point or the company ceased to be publicly traded. Our Compensation Committee then added Workiva and Paycor to our fiscal 2026 compensation peer group based on the criteria set forth above.
The Compensation Committee evaluates our peer group annually and modifies the peer group as needed. Given that not all of the peer group companies report data for a position comparable to each of our executive officers, the Compensation Committee also reviews market data from the Radford Global Technology survey. Our Compensation Committee utilizes market data as one reference point along with various other factors, such as the individual’s performance, experience, and competitive market conditions in making compensation decisions.

Principal Elements of Compensation
Base Salary
Base salary is the primary fixed component of our executive compensation program. Base salaries for our executive officers are generally reviewed annually in July of each year. As illustrated in the table below, base salaries for our Named Executive Officers were not increased from fiscal 2025 to fiscal 2026.
The fiscal 2026 base salary for Ms. Jain was established in connection with the negotiation between us and such executive at the time of her hire, taking into consideration the competitive pay positioning for similarly situated executives in our peer group, and what we believed was reasonable and necessary to incentivize the executive to accept the position and drive alignment with us and our stockholders. Initial base salaries for new executives hired in fiscal 2025 were established similarly. In fiscal 2025 and fiscal 2026, the base compensation for our Named Executive Officers was as follows:

Name	Fiscal 2025 ($)	Fiscal 2026 ($)	% Change

René Lacerte	550,000	550,000	N/A
John Rettig	500,000	500,000	N/A
Rohini Jain(1)	N/A	450,000	N/A
Mike Cieri	450,000	450,000	N/A
Mary Kay Bowman	450,000	450,000	N/A
Ken Moss	450,000	450,000	N/A
(1)Ms. Jain was hired on July 7, 2025, and her base salary from such date through June 30, 2026 remained unchanged.
Annual Cash Bonus Compensation
We use performance-based annual cash bonus opportunities to motivate our executive officers, including our Named Executive Officers, to achieve our annual financial, operational, and strategic business objectives. Under the Fiscal 2026 Bonus Program, our Named Executive Officers were eligible to earn annual cash bonuses based on our achievement of corporate financial goals, as described in detail below.
Target Annual Cash Bonus Opportunities
For purposes of the Fiscal 2026 Bonus Program, our Compensation Committee determined the target annual cash bonus opportunities of our Named Executive Officers expressed as a percentage of their annual base salary. As illustrated in the table below, bonus targets for our Named Executive Officers were not increased from fiscal 2025 to fiscal 2026.
In July 2025, the Compensation Committee set the target annual cash bonus opportunities for Mr. Lacerte, Mr. Rettig, Mr. Moss, Ms. Bowman and Mr. Cieri for purposes of the Fiscal 2026 Bonus Program. The bonus target for Ms. Jain was established in connection with the negotiation between us and the executive at the time of her hire, taking into consideration the competitive pay positioning for similarly situated executives in our peer group, and what we believed was reasonable and necessary to incentivize the executive to accept the position. The target annual cash bonus opportunities of our Named Executive Officers for fiscal 2025 and 2026 were as follows:

Name	FY25 Target Bonus (% of Base)	FY26 Target Bonus (% of Base)

René Lacerte	100%	100%
John Rettig	100%	100%
Rohini Jain	N/A	60%(1)

Name	FY25 Target Bonus (% of Base)	FY26 Target Bonus (% of Base)

Mike Cieri	60%	60%
Mary Kay Bowman	60%	60%
Ken Moss	60%	60%
(1)Ms. Jain’s employment commenced on July 7, 2025 and her bonus was prorated accordingly, as set forth below.
The actual fiscal 2026 cash bonus for each executive was determined based on the executive’s base salary as of fiscal year-end.
Fiscal 2026 Bonus Program Performance Measurement
As we focus on driving growth and enhancing our profitability profile, and in response to stockholder feedback, our Named Executive Officers were eligible to earn a cash bonus in fiscal 2026 based on our level of achievement of both revenue growth and a profitability metric (weighted equally), with additional consideration given to each executive’s individual performance. As discussed above under “—Fiscal 2026 Company Performance Results and Incentive Payout Summary,” the Fiscal 2026 Bonus Program required achievement of rigorous top-line and bottom-line performance metrics, specifically, Core Revenue and EBITDA Less Float, to provide incentives that drive the efficient, long-term growth of the Company. We continue to use Core Revenue because it has been an important metric used by investors to assess the health and trajectory of our business, as discussed above. We include EBITDA Less Float to drive and reward improving profitability, which is a key focus for us. Both our Core Revenue and our EBITDA Less Float goals were weighted equally in determining the corporate performance factor for the Fiscal 2026 Bonus Program, with payouts for achievement between threshold, target and maximum levels to be linearly interpolated. Our Compensation Committee believes that our Core Revenue and profitability-based metrics in our bonus plan incentivize our executives to drive the growth of our business, thereby benefitting our stockholders over time.
The Fiscal 2026 Bonus Program structure applicable for each of our Named Executive Officers, approved by the Compensation Committee in July 2025, was as follows:

	Threshold	Target	Maximum

Fiscal 2026 Core Revenue (in millions)	$1,274.4	$1,499.3	$1,724.2
Percent of Target Performance	85%	100%	115%
Payout Percent of Target	50%	100%	150%

	Threshold	Target	Maximum

Fiscal 2026 EBITDA Less Float (in millions)	$92.2	$115.3	$173.0
Percent of Target Performance	80%	100%	150%
Payout Percent of Target	50%	100%	150%
Pursuant to the Fiscal 2026 Bonus Program, following the Compensation Committee’s evaluation of corporate financial performance, each Named Executive Officer’s payout may be adjusted up or down by a maximum of 20% based on an evaluation of each executive’s individual performance during the year.
Fiscal 2026 Bonus Program Payouts
In August 2026, the Compensation Committee determined that our actual fiscal 2026 Core Revenue was approximately $1,504.7 million and EBITDA Less Float was approximately $177.7 million, reflecting exceptional performance on profitability that nearly doubled the target amount. Based on these results, our Compensation Committee approved a corporate performance factor equal to payment at 125.7% of target, as illustrated below:

	Goal Weighting	Target Achievement	Actual Achievement	% of Target Achievement	% Payout

Core Revenue	50%	$1,499.3 million	$1,505.3 million	100.4%	101.3%
EBITDA Less Float	50%	$115.3 million	$177.7 million	154.2%	150%
Overall Payout					125.7%
Each Named Executive Officer’s overall performance and progress towards or achievement of his or her individual objectives was next reviewed by the Compensation Committee to determine whether the payout determined above should be adjusted upwards or downwards by up to 20% pursuant to the Fiscal 2026 Bonus Program. Following this assessment, the Compensation Committee determined that the executive officers, both collectively and individually, contributed meaningfully to BILL’s fiscal 2026 accomplishments and that no individual performance modifications were warranted.
Taking into consideration our corporate results and individual performance of our Named Executive Officers, the Compensation Committee approved the following cash bonuses for our Named Executive Officers:

	Target Bonus ($)	Earned Bonus ($)	Bonus % of Target

René Lacerte	550,000	691,350	125.7%
John Rettig	500,000	628,500	125.7%
Rohini Jain(1)	265,562	333,811	125.7%
Mike Cieri	270,000	339,390	125.7%
Mary Kay Bowman	270,000	339,390	125.7%
Ken Moss	270,000	339,390	125.7%
(1)Ms. Jain’s fiscal 2026 target bonus award is prorated to reflect her July 7, 2025 hire date.
Equity Compensation
A significant portion of executive pay is delivered as long-term incentive equity awards with multi-year vesting requirements and performance-based metrics to incentivize, reward and retain our Named Executive Officers and drive long-term corporate performance and stockholder value and, thereby, to align the interests of our Named Executive Officers with those of our stockholders.
In addition, new hire equity compensation is established in connection the negotiations between us and the executive at the time of his or her hire, taking into consideration the competitive pay positioning for similarly situated executives in our peer group, and what we believe is reasonable and necessary to incentivize the executive to accept the position and drive alignment with us and our stockholders.
Our fiscal 2026 equity program was uniquely structured (as compared to prior years) to reduce target award values and for certain employees, correspondingly reduce the overall term of the reduced equity awards, in an effort to reduce stock-based compensation in fiscal 2026 while maintaining the retentive and incentive integrity of our program. As discussed above under “—Our Multi-Year Strategy to Reduce Stock-Based Compensation Expense,” we have returned to multi-year awards for our executive officers in fiscal 2027 and, accordingly, expect the values to rise relative to fiscal 2026, while still reflecting an overall reduction in SBC.
Annual Equity Compensation
During fiscal 2026, we granted annual long-term incentive awards to each of our Named Executive Officers. The Compensation Committee approved the terms and value of these grants with consideration given to the competitive market data provided by their independent compensation consultant, the individual performance and contribution of our executives, as well as our company performance relative to both our compensation peers and broader market, and our priority to reduce overall stock-based compensation expense, as discussed above.

The tables below provide additional detail regarding the composition of the equity awards granted to each of our Named Executive Officers for fiscal 2026, including key metrics and terms (grouped where structure across executives was the same).
Mr. Lacerte and Mr. Rettig

RSU	Financial PSU	TSR PSU

50%	30%	20%

Vesting Detail

Award Type	Performance Period	Vesting Schedule	Metric	Payout Scale

RSU	N/A	Quarterly vesting over 3 years	Continued service	N/A

Financial PSU	1-year performance period	1/3rd at certification of achievement; remainder quarterly over 2 years	Core Revenue subject to Non-GAAP Operating Income threshold	Threshold (85% of target) = 50% Target (100%) = 100% Maximum (130%) = 200% Capped at 100% if Op. Income threshold not met

TSR PSU	3 years	100% cliff; achievement determined following conclusion of FY28	TSR percentile rank vs. Russell 3000	25th percentile = 50% 50th percentile = 100% 85th percentile = 200%

Ms. Jain

RSU	Financial PSU	TSR PSU

72.7%	16.4%	10.9%

Vesting Detail

Award Type	Performance Period	Vesting Schedule	Metric	Payout Scale

RSU (New Hire)	N/A	25% cliff after 1 year (August 2026); remainder quarterly over 3 years	Continued service	N/A

Financial PSU	1-year performance period	1/3rd at certification of achievement; remainder quarterly over 2 years	Core Revenue subject to Non-GAAP Operating Income threshold	Threshold (85% of target) = 50% Target (100%) = 100% Maximum (130%) = 200% Capped at 100% if Op. Income threshold not met

TSR PSU	3 years	100% cliff; achievement determined following conclusion of FY28	TSR percentile rank vs. Russell 3000	25th percentile = 50% 50th percentile = 100% 85th percentile = 200%

Mr. Cieri

Financial PSU	TSR PSU

62.5%	37.5%

Vesting Detail

Award Type	Performance Period	Vesting Schedule	Metric	Payout Scale

Financial PSU	1-year performance period	1/3rd at certification of achievement; remainder quarterly over 2 years	Core Revenue subject to Non-GAAP Operating Income threshold	Threshold (85% of target) = 50% Target (100%) = 100% Maximum (130%) = 200% Capped at 100% if Op. Income threshold not met

TSR PSU	3 years	100% cliff; achievement determined following conclusion of FY28	TSR percentile rank vs. Russell 3000	25th percentile = 50% 50th percentile = 100% 85th percentile = 200%

Mr. Moss and Ms. Bowman

RSU	Financial PSU

50%	50%

Vesting Detail

Award Type	Performance Period	Vesting Schedule	Metric	Payout Scale

RSU	N/A	Quarterly vesting over 1 year	Continued service	N/A

Financial PSU	1-year performance period	1/4 at quarter following certification of achievement; remainder quarterly thereafter	Core Revenue subject to Non-GAAP Operating Income threshold	Threshold (85% of target) = 50% Target (100%) = 100% Maximum (130%) = 200% Capped at 100% if Op. Income threshold not met

For Mr. Lacerte and Mr. Rettig, the target value of the annual equity approved by the Compensation Committee was allocated 50% to time-vesting RSUs; 30% to Financial PSUs and 20% to Relative TSR PSUs. For Mr. Moss and Ms. Bowman, the target value of annual equity approved by the Compensation Committee was allocated 50% to time-vesting RSUs and 50% to Financial PSUs. For Mr. Cieri and Ms. Jain, their awards reflect the terms of their offer letter agreements in which the equity package reflects a mix of time-based RSUs and performance-based PSUs. Mr. Cieri and Ms. Jain both received PSUs in connection with the fiscal 2026 annual equity cycle in September 2025.

The target award value was converted into shares based on a trailing average closing price of our common stock through a period ending on the day prior to the date of grant. Details of the annual long-term incentive compensation awarded to our Named Executive Officers are as follows:

	Number of:			Target Value of:(1)			Total ($)

Name	Financial PSUs (at Target) (#)	Relative TSR PSUs (at Target) (#)	Annual RSUs (#)	Financial PSUs (at Target) ($)	Relative TSR PSUs (at Target) ($)	Annual RSUs ($)

René Lacerte	52,215	35,040	87,600	2,700,000	1,800,000	4,500,000	9,000,000
John Rettig	43,512	29,200	73,000	2,250,000	1,500,000	3,750,000	7,500,000
Rohini Jain(2)	34,810	23,360	201,258	1,800,000	1,200,000	8,000,000	11,000,000
Mike Cieri(3)	19,339	11,680	N/A	1,000,000	600,000	N/A	1,600,000
Mary Kay Bowman	29,153	N/A	29,346	1,507,500	N/A	1,507,500	3,015,000
Ken Moss	45,350	N/A	45,650	2,345,000	N/A	2,345,000	4,690,000
(1)These amounts reflect the Compensation Committee’s methodology for determining the equity awards during its compensation review process and do not reflect the actual economic value that may ultimately be realized by the Named Executive Officers. Note these amounts do not reflect the grant date fair value of the PSU and RSU awards computed in accordance with FASB ASC Topic 718, which are set forth under “—Executive Compensation Tables—Summary Compensation Table” below.
(2)Ms. Jain’s fiscal 2026 equity reflects her new hire equity awards set forth in her offer letter.
(3)Mr. Cieri’s fiscal 2026 equity reflects certain of his new hire equity awards set forth in his offer letter. He received 206,361 time-based RSUs at hire in fiscal 2025, and subsequently received only PSUs as his fiscal 2026 equity award in September 2025.
Fiscal 2026 RSUs
The fiscal 2026 annual RSUs granted to Mr. Lacerte and Mr. Rettig vest in 12 equal quarterly installments, for a total three-year vesting period. The fiscal 2026 annual RSUs granted to Mr. Moss and Ms. Bowman vest in four equal quarterly installments, over a one-year vesting period.
The new hire RSUs granted to Ms. Jain were negotiated as part of her employment package, and vest 25% after approximately one year, and then quarterly over the remaining three years per the terms of her offer letter. Ms. Jain did not separately receive fiscal 2026 annual RSUs. Mr. Cieri also received new hire RSUs that were negotiated as part of his employment package. Mr. Cieri did not separately receive fiscal 2026 annual RSUs.
Fiscal 2026 PSUs
In fiscal 2026, the Compensation Committee again granted financial-based PSU awards designed to drive the achievement of Core Revenue and Non-GAAP Operating Income achievement (Fiscal 2026 Financial PSUs) to Mr. Lacerte, Mr. Rettig, Ms. Jain, Mr. Moss, Ms. Bowman and Mr. Cieri. The Compensation Committee granted TSR-based PSU awards (Fiscal 2026 TSR PSUs), in tandem with the Fiscal 2026 Financial PSUs to Mr. Lacerte, Mr. Rettig, Ms. Jain and Mr. Cieri. Mr. Moss and Ms. Bowman received only Fiscal 2026 Financial PSUs to strengthen the retentive effect of their respective fiscal 2026 awards in light of their reduced LTI value and the relatively long vesting period of the Fiscal 2026 TSR PSUs. Together, we believe the PSUs drive the achievement of our near-term financial goals, as well as long-term stockholder value creation.
Fiscal 2026 Financial PSUs. The Fiscal 2026 Financial PSUs were eligible to be earned based on our level of achievement of a Core Revenue metric, subject to a cap of 100% of target if our fiscal 2026 Non-GAAP Operating Income did not exceed a threshold during the year, as described below.
Core Revenue Metric. Core Revenue was selected as a key performance metric for the Fiscal 2026 Financial PSUs as well as our Fiscal 2026 Bonus Program because our Compensation Committee determined that one of the most important factors in increasing stockholder value in fiscal 2026 was Core Revenue growth. Core Revenue, which is comprised of the revenue generated from subscriptions to our platform and transactions on our platform and excludes only “float” revenue, or revenue generated from interest on customer funds, is a critical indicator of the success of our growth initiatives for the current fiscal year, while excluding the variability caused by “float” revenue. Our Compensation Committee considered a variety of factors, including our continued growth, our dynamic, highly competitive and fast-moving industry and the difficulty of predicting future performance in such an environment, and concluded that a one-year Core Revenue-based performance metric incentivized our executives to focus on achieving performance objectives directly connected to our growth plan and, as a result, aligned their success with the interests of our stockholders. We operate in a highly-dynamic market and we believe that setting financial performance goals on a one-year basis best enables us to be precise and rigorous in reflecting the competitive environment.
Non-GAAP Operating Income Guardrail. To promote profitability, Fiscal 2026 Financial PSU achievement was capped at a maximum of 100% of target if our Non-GAAP Operating Income did not exceed a $255.7 million threshold during the year. The Compensation Committee included this cap as a guardrail to ensure that Core Revenue performance was achieved in a sustainable way. This aligns executives with our business performance and strategy, since it indicates how efficiently we are driving our growth in a responsible manner. It is also an appropriate performance motivator for our executive officers because their decisions can significantly impact this metric.
Information regarding the target, threshold, and maximum values for our Fiscal 2026 Financial PSUs are set forth in the table below. Core Revenue achievement between the threshold, target and maximum levels, and the corresponding number of Fiscal 2026 Financial PSUs that would be eligible to vest, would be linearly interpolated.

	Threshold	Target	Maximum

Fiscal 2026 Core Revenue (in millions)	$1,274.4	$1,499.3	$1,724.2
Percent of Target Performance	85%	100%	130%
Payout Percent of Target	50%	100%	200%
In August 2026, the Audit Committee determined, and the Compensation Committee certified, that our actual fiscal 2026 Core Revenue was $1,505 million and our fiscal 2026 Non-GAAP Operating Income was $324 million.2 As a result, the Compensation Committee determined that the Fiscal 2026 Financial PSUs were achieved at slightly above target as shown in the table below:

Name	Fiscal 2026 Financial PSU Achievement %	Fiscal 2026 Financial PSUs Achieved(1)

René Lacerte(1)	101.3%	52,894
John Rettig(1)	101.3%	44,077
Rohini Jain(1)	101.3%	35,262
Mike Cieri(1)	101.3%	19,590
Mary Kay Bowman(2)	101.3%	29,531
Ken Moss(2)	101.3%	45,939
(1)PSUs vested one-third on August 28, 2026 and the remainder will vest on a quarterly basis over the subsequent two years.
(2)PSUs vest one-fourth on November 28, 2026 and the remainder will vest on a quarterly basis over the subsequent three quarters.
Fiscal 2026 TSR PSUs
Our Fiscal 2026 TSR PSUs are eligible to be earned based on our TSR relative to the Russell 3000 index (Index) over a single three-year performance period, beginning July 1, 2025 and ending June 30, 2028. The Compensation Committee granted these awards to align our Named Executive Officers’ incentives with the long-term interests of our stockholders. The Compensation Committee determined that it was appropriate to use a single three-year performance period for the TSR PSUs granted during fiscal 2026 to align the Fiscal 2026 TSR PSUs towards long-term sustained value creation, balanced with the annual performance objectives of the
2 Please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” for reconciliation.

Financial PSUs. The Compensation Committee believes the Index is an appropriate comparison because it represents a broad group of companies with whom we compete for talent and investment dollars and is large enough to account for potential consolidation in our industry sector.
The table below summarizes the performance targets and payout levels:

	Performance Metric Achievement – Relative TSR	Performance Multiplier (as a Percentage of Target Fiscal 2026 TSR PSUs)

Below Threshold	<25th percentile	0%
Threshold Level	25th percentile	50%
Target Level	50th percentile	100%
Maximum Level	85th percentile	200%
The Compensation Committee determined to set the threshold for maximum achievement at the 85th percentile, rather than the 75th percentile as many peer companies do, to incentivize exceptional performance. The Company’s relative TSR achievement (and the corresponding number of PSUs that are earned and vest) will be determined on a straight-line interpolation basis, if achievement is between the levels set forth in the table above.
Any earned PSUs subject to the relative TSR performance metrics vest in full at the end of the three-year performance period, subject to the executive’s continued service at that time.
New Hire RSUs
The Compensation Committee also granted to Ms. Jain a new hire equity award of 201,258 RSUs, a majority of which was allocated to her as a ‘make-whole’ equity award to offset the lost value of equity awards of her prior employer forfeited when she joined BILL, which was a necessary component to attract an executive of Ms. Jain’s caliber. Ms. Jain’s new hire RSU vested 25% in August 2026, and will vest quarterly over the next three years subject to Ms. Jain’s continued service. As discussed above, and to align Ms. Jain with the other executive officers, Ms. Jain received fiscal 2026 PSUs at the same time and with the same terms and conditions as our other executive officers in September 2025.
Timing of Grants of Certain Equity Awards
We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment, promotion or the closing of an acquisition. As discussed above, currently, we primarily grant RSUs and PSUs and generally do not grant stock options. We do not have a formal policy regarding the timing of awards of options in relation to our disclosure of material nonpublic information. However, our Compensation Committee does not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Each fiscal year, our Compensation Committee adopts an annual budget for the grant of equity awards. Further, as part of its standing agenda, our Compensation Committee approves annual grants of equity awards to our Named Executive Officers at its regularly scheduled meeting in July of each year. For fiscal 2026, the Compensation Committee determined in advance that annual equity grants of RSUs and PSUs would be granted to our Named Executive Officers on September 15, 2025, with the number of RSUs and PSUs awarded determined based on the methodology described above under “—Annual Equity Compensation.” For Ms. Jain, her RSU award was granted on August 15, 2025, the month following her hire date according to our equity award policy for newly hired executives as previously approved by the Compensation Committee, while her PSUs were awarded in September 2025 concurrently with the other Named Executive Officers. No additional, discretionary equity awards were made to our Named Executive Officers in fiscal 2026.

Additional Information
Signing Bonus
Ms. Jain received a one-time cash sign-on bonus in the amount of $250,000 to partially offset her forfeiture of the cash and equity compensation granted to her from her former employer. This sign-on bonus is subject to full repayment if Ms. Jain voluntarily resigns from the Company within the first year of her start date, and partial, prorated repayment if Ms. Jain voluntarily resigns within the second year of her start date.
Offer Letters
We have entered into offer letters with each of our Named Executive Officers. Each of these offer letters and agreements provide for at-will employment and generally include the Named Executive Officer’s initial base salary and an indication of eligibility for an annual cash incentive award opportunity. Each of our Named Executive Officers is also eligible to participate in our employee benefit plans, including health insurance, that we offer to our employees. In addition, each of our Named Executive Officers has executed a form of our standard confidential information, invention assignment agreement and indemnification agreement.
Post-Employment Compensation Arrangements
The Compensation Committee considers maintaining an effective management team to be essential to protecting the best interests of BILL and our stockholders. Accordingly, we have entered into change in control and severance agreements with each of our Named Executive Officers. These agreements are intended to align with competitive market practice among peers and the broader software market. In addition, change-in-control benefits support continued retention and continuity with respect to their roles and responsibilities without the distraction that may arise from the possibility or occurrence of a change in control of BILL. The benefits under the change in control and severance agreements generally supersede all other cash severance and vesting acceleration arrangements.
In addition, we maintain an equity vesting policy for executive death, disability, and retirement for employees at the executive vice president level or above. This policy provides for the acceleration of outstanding equity awards for long-tenured employees in connection with such a person’s death or disability while employed by us, as well as, under certain circumstances, continued vesting of outstanding equity awards in connection with a qualifying employee’s retirement and provision of continued advisory services to us.
For detailed descriptions of the post-employment compensation arrangements we maintain with our Named Executive Officers as well as an estimate of the potential payments and benefits payable under these arrangements, see “—Potential Payments upon Termination or Change in Control” below.
Stock Ownership Guidelines
To further align the interests of our executive officers with those of our stockholders and to promote a long-term perspective in managing our Company, we maintain a stock ownership policy for our Chief Executive Officer, Chief Financial Officer and other executive officers (as defined in Rule 16a-1(f) promulgated under the Exchange Act), including each of our Named Executive Officers. Our stock ownership policy requires each executive officer to acquire and hold a number of shares of our common stock equal in value to a multiple of such executive officer’s annual base salary, in each case, until he or she ceases to be an executive officer. The multiple for our Chief Executive Officer is five times his annual base salary, the multiple for our Chief Financial Officer is three times her annual base salary, and the multiple for our other executive officers is two times his or her annual base salary. For purposes of our stock ownership policy, we only count directly and beneficially owned shares, including shares purchased through our 2019 ESPP or 401(k) Plan, if applicable, shares underlying vested RSUs that are held or deferred, shares received on exercise of stock options and shares held in trust. We do not include unexercised stock options or unvested RSUs or PSUs. Each executive officer has satisfied the ownership minimum or has until the last day of our fiscal year that includes the fifth anniversary of the later of his or her designation as an executive officer and the effective date of the policy (October 2021) to obtain the required ownership level. The Compensation Committee may make exceptions in situations where the stock ownership policy would cause a severe hardship.

Compensation Recovery “Clawback” Policy
In September 2023, our Board adopted a clawback policy providing for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results in compliance with the final rules promulgated by the SEC under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Rule 10D-1 and the NYSE. The policy applies to our Chief Executive Officer, Chief Financial Officer, and other executive officers, including each of our Named Executive Officers. The recovery period extends up to the three most recently-completed fiscal years prior to the date of the restatement, with respect to incentive-based compensation granted or received after the effective date of the SEC rules.
Anti-hedging Policy
Under our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers, and Board members, from hedging the risk associated with ownership of shares of BILL common stock and other securities.
Anti-pledging Policy
Under our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers and Board members, from pledging any BILL securities as collateral for a loan, except as specifically approved by our General Counsel. Further, any pledging is strongly discouraged.
Employee Benefits and Perquisites
In fiscal 2026, our Named Executive Officers were generally eligible to receive the same employee benefits available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. This included medical, dental, and vision benefits, flexible spending accounts, short-term and long-term disability insurance, life insurance, and accidental death and dismemberment insurance. Our employee benefits programs are designed to be affordable and competitive to the market in which we compete for talent. For fiscal 2026, our Named Executive Officers were also eligible to participate in an executive health insurance program as encouragement to monitor and maintain good health.
Tax and Accounting Treatment of Compensation
Our Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), limits the amount that we may deduct from our federal income taxes for remuneration paid to our Named Executive Officers to $1 million per executive officer per year. In approving the amount and form of compensation for the Named Executive Officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). The Compensation Committee believes, however, that our stockholder interests are best served by retaining its discretion and flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expense.
No Tax Reimbursement of Parachute Payments and Deferred Compensation
We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2026, and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.

Accounting Treatment
We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors over the period during which the award recipient is required to perform services in exchange for the award. We determine both the grant date fair value and the service period based on applicable accounting standards. This calculation is performed for accounting purposes and reported in the compensation tables included in this Proxy Statement.
401(k) Plan
We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. With certain exceptions, all employees who have attained at least 21 years of age are eligible to participate in the plan on the first day of the month occurring after the employee satisfies the eligibility requirements. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on contributions under the Code. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s interest in his or her deferral contributions is 100% vested when contributed.
Rule 10b5-1 Sales Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

REPORT OF THE COMPENSATION COMMITTEE
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with the Company’s management. Based on that review and those discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2026.
Submitted by the Compensation Committee
Allison Mnookin, Chair
Beth Johnson
Dan Wernikoff

EXECUTIVE COMPENSATION TABLES
The following table provides information concerning the total compensation of our Named Executive Officers for all services rendered to us during fiscal 2024, fiscal 2025 and fiscal 2026, as applicable. See “Compensation Discussion and Analysis—CEO Fiscal 2026 Target Compensation Mix and Realized Pay” above for additional information.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

René Lacerte Chief Executive Officer and Chair	2026	550,000	—	10,074,514	691,350	40,500	11,356,364
	2025	550,000	—	14,861,481	688,050	40,304	16,139,836
	2024	613,462	—	13,180,642	552,200	31,667	14,377,970
Rohini Jain(4) Chief Financial Officer	2026	441,346	250,000(5)	11,842,944	333,811	30,375	12,898,476
John Rettig(6) Chief Strategy and Transformation Officer	2026	500,000	—	8,395,402	628,500	40,500	9,564,402
	2025	500,000	—	12,738,449	625,500	39,000	13,902,949
	2024	547,524	—	9,414,759	551,933	41,805	10,556,020
Mike Cieri Chief Product Officer	2026	450,001	—	1,953,261	339,390	25,002	2,767,653
	2025	126,346	500,000(9)	8,710,498	96,241	4,000	9,437,085
Mary Kay Bowman Former Executive Vice President, Payments and Financial Services	2026	453,462	—	3,039,535	339,390	272,806(8)	4,105,193
	2025	377,308	—	10,849,353	284,097	25,333	11,536,091
Ken Moss Former Chief Technology Officer	2026	453,462	—	4,728,246	339,390	280,630(7)	5,801,727
	2025	443,269	—	7,113,512	337,770	39,652	7,934,204
(1)Amounts represent the aggregate grant date fair value of the stock awards in form of RSUs and PSUs, awarded to the named executive officer during fiscal 2026, fiscal 2025 and fiscal 2024 , as applicable, in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 10 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2026. Such grant-date fair market value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column do not correspond to the actual economic value that may be received by our named executive officers from the RSUs and PSUs. The fiscal 2024, 2025, and 2026 TSR PSUs are considered to have a “market condition” for accounting purposes and are therefore valued using a lattice model simulation analysis, specifically a Monte Carlo simulation. The grant date fair value of the fiscal 2024, 2025, and 2026 Financial PSU awards is based on our achievement of such Financial PSU awards' performance conditions at 100% of target. If both the Financial and TSR PSUs were instead valued based on the maximum outcome of the applicable performance condition (i.e., based on maximum level performance), the total amount for the PSU awards reported in this column for fiscal 2026 would increase as follows: Mr. Lacerte from $5,556,106 to $11,112,212, Ms. Jain from $3,704,071 to $7,408,141, Mr. Rettig from $4,630,062 to $9,260,124, Mr. Moss from $2,373,619 to $4,747,238, Ms. Bowman from $1,525,868 to $3,051,736 and Mr. Cieri from $1,953,261 to $3,906,522.
(2)Amounts reported represent bonus payments earned under our annual incentive bonus program for such fiscal year.
(3)Amounts include the cost of our executive health insurance program.
(4)Ms. Jain joined us in July 2025. Salary and Non-Equity Incentive Plan Compensation reflects actual service time in fiscal 2026.

(5)Ms. Jain received a special signing bonus in consideration of the substantial amount of equity she forfeited from her prior employer. This cash award is subject to a two-year clawback.
(6)Mr. Rettig transitioned from President and Chief Operating Officer to Chief Strategy and Transformation Officer on May 26, 2026.
(7)Mr. Moss departed from his role as Chief Technology Officer effective June 30, 2026. Amounts reports include a $225,000 lump-sum payment and 12 months of COBRA premium equivalents valued at $15,130, in each case pursuant to the terms of his Separation Agreement. See “Potential Payments upon Termination or Change in Control—Bowman and Moss Separation Agreements” for additional information.
(8)Ms. Bowman departed from her role as Executive Vice President, Payments and Financial Services effective June 30, 2026. Amounts reports include a $225,000 lump-sum payment and 12 months of COBRA premium equivalents valued at $7,306, in each case pursuant to the terms of her Separation Agreement. See “Potential Payments upon Termination or Change in Control—Bowman and Moss Separation Agreements” for additional information.
(9)Mr. Cieri received a special signing bonus in consideration of the substantial amount of equity he forfeited from his prior employer. This cash award is subject to a two-year clawback.

Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in fiscal 2026 for each of our Named Executive Officers under any plan. This information supplements the information about these awards set forth in the “—Summary Compensation Table” above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # Shares(2)	Grant Date Fair Value ($)(3)

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

René Lacerte	Cash	—	275,000	550,000	990,000	—	—	—	—	—
	RSU	9/15/2025	—	—	—	—	—	—	87,600	4,518,408
	PSU Financial	9/19/2025	—	—	—	26,108	52,215	104,430	—	2,732,933
	PSU TSR	9/15/2025	—	—	—	17,520	35,040	70,080	—	2,823,173
Rohini Jain	Cash	—	132,781	265,562	478,011	—	—	—	—	—
	RSU	8/15/2025	—	—	—	—	—	—	201,258	8,138,874
	PSU Financial	9/19/2025	—	—	—	17,405	34,810	69,620	—	1,821,955
	PSU TSR	9/15/2025	—	—	—	11,680	23,360	46,720	—	1,882,115
John Rettig	Cash	—	250,000	500,000	900,000	—	—	—	—	—
	RSU	9/15/2025	—	—	—	—	—	—	73,000	3,765,340
	PSU Financial	9/19/2025	—	—	—	21,756	43,512	87,024	—	2,277,418
	PSU TSR	9/15/2025	—	—	—	14,600	29,200	58,400	—	2,352,644
Mike Cieri	Cash	—	135,000	270,000	486,000	—	—	—	—	—
	PSU Financial	9/19/2025	—	—	—	9,670	19,339	38,678	—	1,012,203
	PSU TSR	9/15/2025	—	—	—	5,840	11,680	23,360	—	941,058
Mary Kay Bowman	Cash	—	135,000	270,000	486,000	—	—	—	—	—
	RSU	9/15/2025	—	—	—	—	—	—	29,346	1,513,667
	PSU Financial	9/19/2025	—	—	—	14,577	29,153	58,306	—	1,525,868
Ken Moss	Cash	—	135,000	270,000	486,000	—	—	—	—	—
	RSU	9/15/2025	—	—	—	—	—	—	45,650	2,354,627
	PSU Financial	9/19/2025	—	—	—	22,675	45,350	90,700	—	2,373,619
(1)The amounts reported reflect the threshold, target and maximum performance-based cash incentive compensation amounts that could have been paid for Fiscal Year 2026 under the Fiscal 2026 Bonus Program, including prorated amounts reflecting Ms. Jain's start date on July 7, 2025. See "Compensation Discussion and Analysis—Fiscal 2026 Bonus Program Performance Measurement" above for additional information on the Fiscal 2026 Bonus Program and related metrics.
(2)The vesting schedule of each stock award granted is set forth in the "—Outstanding Equity Awards at Fiscal Year-End Table" below.
(3)Amounts represent the aggregate grant date fair value of the stock awards in form of RSUs and PSUs, awarded to the named executive officer during fiscal 2026 as applicable, in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 10 of the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2026. Such grant-date fair market value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column do not correspond to the actual economic value that may be received by our named executive officers from the RSUs and PSUs. In particular, amounts in this column include the grant date fair value of the fiscal 2026 PSUs, as computed in accordance with ASC 718, assuming the probable outcome of related performance conditions, which are assumed to be achieved at 100%. The TSR PSUs granted in fiscal 2026 are considered to have a “market condition” for accounting purposes and are therefore valued using a lattice model simulation analysis, specifically a Monte Carlo simulation.

Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the Named Executive Officers, information regarding outstanding equity awards held as of June 30, 2026. The equity awards listed below are subject to acceleration upon certain specified events; for more information, see “—Potential Payments upon Termination or Change in Control” below.

Name	Grant Date	Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

René Lacerte	8/2/2018(2)	176,456	—	5.26	8/1/2028	—	—	—	—
	2/13/2019(3)	650,000	—	8.76	2/12/2029	—	—	—	—
	5/28/2020(4)	95,000	—	69.37	5/28/2030	—	—	—	—
	7/21/2021(5)	27,851	—	200.42	7/21/2031	—	—	—	—
	7/30/2022(7)	—	—	—	—	5,359	193,781	—	—
	8/15/2023(8)	—	—	—	—	18,289	661,330	—	—
	9/16/2024(10)	—	—	—	—	74,787	2,704,298	—	—
	9/16/2024(11)	—	—	—	—	33,304	1,204,273	—	—
	9/16/2024(12)	—	—	—	—	—	—	53,181	1,923,025
	9/15/2025(17)	—	—	—	—	65,700	2,375,712	—	—
	9/15/2025(18)	—	—	—	—	—	—	35,040	1,267,046
	9/19/2025(19)	—	—	—	—	52,893	1,912,611	—	—
Rohini Jain	8/15/2025(16)	—	—	—	—	201,258	7,277,489	—	—
	9/15/2025(18)	—	—	—	—	—	—	23,360	844,698
	9/19/2025(19)	—	—	—	—	35,262	1,275,074	—	—
John Rettig	8/2/2018(2)	7	—	5.26	8/1/2028	—	—	—	—
	5/28/2020(4)	23,000	—	69.37	5/28/2030	—	—	—	—
	7/20/2021(5)	11,141	—	194.41	7/20/2031	—	—	—	—
	12/13/2021(6)	—	—	—	—	—	—	50,000	1,808,000
	7/28/2022(7)	—	—	—	—	4,287	155,018	—	—
	8/15/2023(8)	—	—	—	—	13,064	472,394	—	—
	9/16/2024(10)	—	—	—	—	64,103	2,317,964	—	—
	9/16/2024(11)	—	—	—	—	28,545	1,032,187	—	—
	9/16/2024(12)	—	—	—	—	—	—	45,584	1,648,317
	9/15/2025(17)	—	—	—	—	54,750	1,979,760	—	—
	9/15/2025(18)	—	—	—	—	—	—	29,200	1,055,872
	9/19/2025(19)	—	—	—	—	44,077	1,593,824	—	—

Name	Grant Date	Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Mike Cieri	4/15/2025(15)	—	—	—	—	154,770	5,596,483	—	—
	9/15/2025(18)	—	—	—	—	—	—	11,680	422,349
	9/19/2025(19)	—	—	—	—	19,590	708,374	—	—
Mary Kay Bowman	9/16/2024(14)	—	—	—	—	29,803	1,077,676	—	—
	9/16/2024(11)	—	—	—	—	16,589	599,858	—	—
	9/15/2025(20)	—	—	—	—	7,337	265,306	—	—
	9/19/2025(21)	—	—	—	—	22,149	800,908	—	—
Ken Moss	5/17/2023(9)	—	—	—	—	33,494	1,211,143	—	—
	9/16/2024(10)	—	—	—	—	14,245	515,099	—	—
	9/16/2024(11)	—	—	—	—	7,930	286,749	—	—
	9/16/2024(13)	—	—	—	—	18,993	686,787	—	—
	9/15/2025(20)	—	—	—	—	11,413	412,694	—	—
	9/19/2025(21)	—	—	—	—	34,454	1,245,857	—	—
(1)The dollar amounts shown are determined by multiplying the number of unvested shares or units by $36.16, the closing price of our common stock as of June 30, 2026.
(2)The stock option vests at a rate of 1/48th of the shares underlying the stock option each month following the August 2, 2018 vesting commencement date.
(3)The stock option vests at a rate of 1/2 of the shares underlying the stock option on the two-year anniversary of the December 10, 2018 vesting commencement date and an additional 1/48th of the shares monthly thereafter.
(4)The stock option vests at a rate of 1/16th of the shares underlying the stock option each quarter following the May 28, 2020 vesting commencement date.
(5)The stock option vests at a rate of 1/16th of the shares underlying the stock option each quarter following the August 28, 2021 vesting commencement date.
(6)Reflects target achievement for Mr. Rettig’s PSU award; there is no threshold for the PSU. The PSU includes three tranches, each subject to achievement of price-based goals during a five-year performance period commencing on the date of grant. To the extent achieved, the first, second and third tranches may vest no earlier than December 1, 2022, 2023 and 2024, respectively. To date, none of the three tranches have been earned.
(7)The stock award vests at a rate of 1/16th of the shares underlying the award each quarter following the August 28, 2022 vesting commencement date.
(8)The stock award vests at a rate of 1/16th of the shares underlying the award each quarter following the August 28, 2023 vesting commencement date.
(9)The stock award vests at a rate of 1/4 of the shares underlying the award following a one year cliff and then quarterly thereafter beginning May 28, 2023.
(10)The stock award vests at a rate of 1/16th of the shares underlying the award each quarter following the August 28, 2024 vesting commencement date.
(11)The shares shown reflect the final achievement of the Fiscal 2025 Financial PSUs at 100.2% achievement. The achieved shares vest at a rate of 1/3rd of the shares underlying the award on August 28, 2025, and then 1/8th quarterly over the next two years.
(12)The shares shown reflect the target achievement of the Fiscal 2025 TSR PSUs. The Fiscal 2025 TSR PSUs are subject to the level of achievement of relative TSR metrics over a three-year period, ending June 30, 2027. To the extent achieved, the achieved shares will vest in full at such time.

(13)The stock award vests at a rate of 1/2 of the shares underlying the award on the one-year and two-year anniversary of the August 28, 2024 vesting commencement date.
(14)The stock award vests at a rate of 1/4 of the shares underlying the award following a one year cliff and quarterly thereafter, beginning August 28, 2024.
(15)The stock award vests at a rate of 1/4 of the shares underlying the award following a one year cliff and quarterly thereafter, beginning May 28, 2025.
(16)The stock award vests at a rate of 1/4 of the shares underlying the award following a one year cliff and quarterly thereafter, beginning August 28, 2025.
(17)The stock award vests at a rate of 1/12th of the shares underlying the award each quarter following the August 28, 2025 vesting commencement date.
(18)The shares shown reflect the target achievement of the Fiscal 2026 TSR PSUs, as such awards are described in "Compensation Discussion and Analysis—Fiscal 2026 Company Performance Results and Incentive Payout Summary." The Fiscal 2026 TSR PSUs are subject to the level of achievement of relative TSR metrics over a three-year period, ending June 30, 2028. To the extent achieved, the achieved shares will vest in full at such time.
(19)The shares shown reflect the final achievement of the Fiscal 2026 Financial PSUs, as described in "Compensation Discussion and Analysis—Fiscal 2026 Company Performance Results and Incentive Payout Summary," at 101.3% achievement. The achieved shares vest at a rate of 1/3rd of the shares of underlying the award on August 28, 2026, and then 1/8th quarterly over the next two years.
(20)The stock award vests at a rate of 1/4th of the shares underlying the award each quarter following the August 28, 2025 vesting commencement date.
(21)The shares shown reflect the final achievement of the Fiscal 2026 Financial PSUs, as described in "Compensation Discussion and Analysis—Fiscal 2026 Company Performance Results and Incentive Payout Summary," at 101.3% achievement. The achieved shares vest at a rate of 1/4th of the shares of underlying the award on November 28, 2026, and then 1/4th quarterly over the three quarters.

Stock Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during fiscal 2026 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs. As Ms. Jain joined us during fiscal 2026, she did not have any awards vest during fiscal 2026.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

René Lacerte	—	—	142,984	6,458,827
John Rettig	96,300	2,522,097	121,691	5,514,021
Mike Cieri	—	—	51,591	1,797,946
Mary Kay Bowman	—	—	103,199	4,728,811
Ken Moss	—	—	114,847	5,184,161
(1)The value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares on the date of exercise and the aggregate exercise price of the stock option.
(2)The value realized upon the vesting and settlement of an RSU is based on the closing price of our common stock on the day of vesting, except where day of vesting falls on the weekend, it is the closing price on the closest prior trading day. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred during fiscal 2026.
Potential Payments upon Termination or Change in Control
Change in Control and Severance Agreements
We have entered into change in control and severance agreements (CIC Agreements) with each of our executive officers, including our Named Executive Officers, which provide for the following benefits if the executive is terminated by us without cause (as such term is defined in the CIC Agreement) outside of a change in control (as such term is defined in the CIC Agreement) in exchange for a customary release of claims: (i) a lump sum severance payment equal to eighteen months base salary for our Chief Executive Officer, twelve months for each of our Chief Financial Officer and our Chief Strategy and Transformation Officer and six months for each of our other executive officers, (ii) a lump sum payment equal to the executive officer’s then–current target bonus opportunity prorated for the months served during the bonus year, and (iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for the same period of time as the salary severance.
If the executive officer’s employment is terminated by us without cause or by the executive for good reason (as such term is defined in the CIC Agreement) within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the twelve months following a change in control, the CIC Agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of twelve months base salary and 100% of target bonus for our executive officers (eighteen months base salary and 150% target bonus for our Chief Executive Officer), (ii) a lump sum payment equal to the executive officer’s then–current target bonus opportunity prorated for the number of months served out of the bonus year, (iii) 100% acceleration of any then–unvested equity awards (unless provided otherwise in a performance–based equity award agreement), and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for the same period of time as the salary severance. Each CIC Agreement is in effect for three years, with automatic renewals unless notice is given by us to the executive officer three months prior to expiration.
We believe that these arrangements are designed to align the interests of our Named Executive Officers and our stockholders when considering our long–term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. All payments, benefits and acceleration of vesting of outstanding equity awards in the event of a change in control of BILL are payable only if there is a subsequent loss of employment by a Named Executive Officer (a so–called “double–

trigger” arrangement). The benefits under the CIC Agreements supersede all other cash severance and vesting acceleration arrangements.
Bowman and Moss Separation Agreements
In June 2026, in connection with changes to our organizational operating model and restructuring of executive roles, we entered into Separation Agreements with each of Mary Kay Bowman, our former Executive Vice President and General Manager of Payments and Financial Services, and Ken Moss, our former Chief Technology Officer, providing for certain severance arrangements. In light of the large degree of organizational change underway at the time and to provide for a smooth transition to their respective successors, we also entered into Advisory Agreements with each of Ms. Bowman and Mr. Moss, pursuant to which each will provide advisory services to our CEO until June 30, 2027.
Under the Separation Agreements, in return for such advisory services and conditioned upon a release of claims, Mr. Moss and Ms. Bowman each received the following compensation: (i) their fiscal year 2026 executive bonus plan payments at actual fiscal 2026 achievement, (ii) a lump sum payment equal to six months’ salary, and (iii) through June 30, 2027, the end of their advisory services, (A) subject to continuation of service per their Advisory Agreements, continued vesting in outstanding equity awards (excluding any TSR PSUs), (B) the cost of continued insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 and (C) continued participation in the Company’s private executive medical benefits.
Fiscal 2026 Financial PSUs
In the event that a change in control had occurred while the performance period for the fiscal 2026 financial PSUs was ongoing, the Non–GAAP Operating Income Threshold would be disregarded, and the Core Revenue performance metric would be deemed achieved at the greater of target level or actual performance (as determined by the Board or the Compensation Committee in its sole discretion) as of such date. The resulting achieved PSUs would then generally vest over its regular time-based vesting schedule following the change in control, subject to the executive’s continued service. Such post–change in control time–vesting PSUs would be eligible for the double trigger acceleration set forth in the CIC Agreements described above.
Fiscal 2025 and Fiscal 2026 TSR PSUs
In the event that a change in control occurs during the performance periods for the fiscal 2025 and fiscal 2026 TSR PSUs, the degree of achievement will be determined based on the sale price of a share of our common stock in the change in control. Thereafter, any achieved PSUs will vest in twelve equal quarterly installments measured from the start of the applicable three-year performance period (with any achieved PSUs that would be vested as of the change in control date immediately vesting at such time). Such post–change in control time–vesting PSUs will also be eligible for the double trigger acceleration set forth in the CIC Agreements described above.
Chief Strategy and Transformation Officer December 2021 PSU
Mr. Rettig’s PSU award granted in December 2021, which is subject to three increasing stock price goals, remains outstanding and eligible to be partially achieved by December 2026. In the event of a change in control, the stock price goals shall be determined by reference to the price per share paid in such change in control. In the case of achievement between two stock price goals based on such per share price paid in a change in control, the achievement and resulting number of shares eligible to vest will be interpolated. Any resulting achieved shares will be subject to time–based vesting, and such post–change in control time–vesting PSUs would be eligible for the double trigger acceleration set forth in the CIC Agreement described above.

Potential Payments upon Termination or Change in Control Table
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our Named Executive Officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on June 30, 2026, the final trading day of the fiscal year, and the price per share of our common stock was the closing price on the NYSE as of June 30, 2026, which was $36.16. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Qualifying Termination — No Change in Control				Qualifying Termination — Change in Control

Cash Severance ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	Continuation of Medical Benefits ($)(3)	Total ($)	Cash Severance ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Continuation of Medical Benefits ($)(3)	Value of Accelerated Vesting ($)(4)	Total ($)

René Lacerte	825,000(5)	550,000	43,746	1,418,746	1,650,000(5)	550,000	43,746	9,052,005	11,295,751
Rohini Jain	450,000(6)	270,000	11,201	731,201	720,000(6)	270,000	11,201	8,552,563	9,553,765
John Rettig	500,000(6)	500,000	26,224	1,026,224	1,000,000(6)	500,000	26,224	7,551,148	9,077,372
Mike Cieri	225,000(8)	270,000	18,914	513,914	720,000(8)	270,000	37,828	6,304,858	7,332,686
Mary Kay Bowman(7)	225,000	270,000	47,806	542,806	—	—	—	—	—
Ken Moss(7)	225,000	270,000	55,630	550,630	—	—	—	—	—
(1)Cash severance amounts determined based on the base salaries (and, if applicable, target bonus award opportunities) in effect as of June 30, 2026.
(2)Per agreement, executives are entitled to receive a prorated portion of their current fiscal year bonus opportunity. Amounts in table above reflect the executive's annual target bonus opportunity given the assumed triggering event date of June 30, 2026.
(3)Payment of premiums for continued medical benefits reflects the same duration as cash severance.
(4)The value of accelerated vesting is calculated based on the per share closing price on NYSE as of June 30, 2026 which was $36.16, less, if applicable, the aggregate exercise price of each outstanding exercisable stock option. The value of accelerated vesting includes 100% of each of the executive’s then outstanding unvested time-based equity awards. The fiscal 2025 Financial PSUs are included based on their actual achievement at 100.2% as of the end of fiscal 2025. The achievement of TSR PSUs (under assumed change in control) is based on the per share closing price on NYSE as of June 29, 2026, which was $35.93 (the trading day immediately preceding the assumed closing date of June 30, 2026). As a result, the value of accelerated vesting does not include fiscal 2025 TSR PSUs or fiscal 2026 TSR PSUs because the performance threshold was not met. The value of accelerated vesting does not include PSUs granted to Mr. Rettig in December 2021 (the "Rettig PSUs") because none of the Rettig PSU stock price targets were achieved as of June 30, 2026.
(5)Amount represents 18 months of base salary (under no change of control) and 18 months of base salary plus target annual bonus opportunity (under change in control).
(6)Amount represents 12 months of base salary (under no change of control) and 12 months of base salary plus target annual bonus opportunity (under change in control).
(7)Mr. Moss and Ms. Bowman departed the company on June 30, 2026. Cash, incentive, and continuation of medical benefits reflect actual payment amounts for severance, bonus, COBRA and private medical benefits per their respective Separation Agreements. See “—Bowman and Moss Separation Agreements” for additional information.
(8)Amount represents 6 months of base salary (under no change of control) and 12 months of base salary plus target annual bonus opportunity (under change in control).

PAY VERSUS PERFORMANCE DISCLOSURE
The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our Named Executive Officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to “Compensation Discussion and Analysis” above.
Pay-Versus-Performance Table

Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non- PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)(6)	Company-Selected Measure: Core Revenue ($)(7)

					Total Stockholder Return ($)(4)	Peer Group Total Stockholder Return ($)(4,5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2026	11,356,364	6,409,468	7,027,490	4,443,266	20	272	(11,241,000)	1,504,749,000
2025	16,139,836	14,284,040	10,702,582	9,995,878	25	198	23,799,000	1,300,803,534
2024	14,377,970	(4,629,120)	5,689,669	(4,474,346)	29	172	(28,878,000)	1,122,730,000
2023	17,721,164	18,224,752	7,715,493	7,289,711	64	121	(223,725,000)	944,710,000
2022	13,929,027	6,016,600	35,416,613	17,964,941	60	86	(326,361,000)	633,365,000
(1)During fiscal years 2022, 2023, 2024, 2025 and 2026 our principal executive officer (PEO) was René Lacerte. The names of each non-PEO Named Executive Officer included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

FY26	FY25	FY24	FY23	FY22

John Rettig	John Rettig	John Rettig	John Rettig	John Rettig
Rohini Jain	Ken Moss	Rajesh Aji	Rajesh Aji	Bora Chung
Mike Cieri	Mary Kay Bowman	Loren Padelford	Bora Chung	Thomas Clayton
Mary Kay Bowman	Mike Cieri		Loren Padelford	Mark Lenhard
Ken Moss				Blake Murray
(2)The dollar amounts reported in columns (b) and (d) are the amounts reported for our PEO and the average of our non-PEO Named Executive Officers, respectively, for each corresponding year in the “Total” column in the Summary Compensation Table.
(3)The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” to our PEO and non-PEO Named Executive Officers in each respective year. The dollar amounts do not reflect the actual amount of compensation earned or received during the applicable fiscal year. There are no material differences to the assumptions used to compute the valuation of the equity awards for calculation the “compensation actually paid” from the assumptions used to compute the valuation of such equity awards as of the grant date. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation of our PEO and non-PEO Named Executive Officers for fiscal 2026 to determine the “compensation actually paid” to each such period.

	PEO: René Lacerte

Prior FYE Current FYE Fiscal Year		06/30/2025 06/30/2026 2026

SCT Total		$11,356,364
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($10,074,514)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$5,702,217
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($1,443,569)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$945,423
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($76,452)
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid		$6,409,468

		NEO

Prior FYE Current FYE Fiscal Year		06/30/2025 06/30/2026 2026

SCT Total		$7,027,490
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($5,991,878)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$3,766,743
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($877,317)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$643,197
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$124,970
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid		$4,443,266
(4)Company and Peer Group total stockholder return is calculated assuming that a $100 investment was made on the close of trading on June 30, 2021 and reinvesting all dividends until the last day of each reported fiscal year.
(5)The peer group used is the S&P 500 Information Technology Index, as used in the performance graph shown in our annual report.
(6)The dollar amounts represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
(7)The company-selected metric is Core Revenue. Core Revenue growth continues to be viewed as a key metric of our business performance and aligned with long term stockholder value creation as reflected in its use in our Fiscal 2026 Bonus Program and fiscal 2026 financial PSU awards. We define Core Revenue as revenue generated by subscription and transaction fees.
Financial Performance Measures
The financial performance measures listed below (unranked) represent all of the financial performance measures that we consider to have been the most important in linking “compensation actually paid” to our Named Executive Officers to company performance in fiscal 2026:
•Core Revenue;
•EBITDA Less Float;
•Relative Total Stockholder Return; and
•Non-GAAP Operating Income.

Compensation Actually Paid and Company TSR and Peer Group TSR
The following chart illustrates the relationship between our Compensation Actually Paid and our TSR and our peer group TSR.
Compensation Actually Paid and Net Income
The following chart illustrates the relationship between our Compensation Actually Paid and Net Income.

Compensation Actually Paid and Core Revenue
The following chart illustrates the relationship between our Compensation Actually Paid and Core Revenue.

CEO PAY RATIO
The following table presents the median of the annual total compensation of all our employees (other than Mr. Lacerte, our CEO), the annual total compensation of Mr. Lacerte and the ratio between the two. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

FY26 CEO annual total compensation as calculated pursuant to Item 402(u) of Regulation S-K	$11,356,364
FY26 median employee annual total compensation	$200,142
Ratio of CEO to median employee annual total compensation	57:1
In identifying our median employee, we chose June 30, 2026, which is the last day of our most recently completed fiscal year, as the determination date. The pay ratio disclosure rules allow companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding four non-U.S. employees in Australia. After taking into account the de minimis exemption, 1,677 employees who were employed by us (including our consolidated subsidiaries) in the U.S., including employees on a leave of absence, on the determination date were considered for identifying the median employee.
To identify our median employee, we used a consistently applied compensation measure consisting of annual base salary earned, actual bonuses earned, and grant date fair value of equity awards granted to our employees, excluding our CEO, for the 12-month period from July 1, 2025, through June 30, 2026. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of our employees. We did not make any cost-of-living adjustment. We did not include any independent contractors or other non-employee workers in our employee population. Using this approach, we selected the individual at the median of our employee population. We then calculated annual total compensation for this employee using the same methodology we use for our Named Executive Officers as set forth in our Fiscal 2026 Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Fiscal 2026 Summary Compensation Table.
SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC explained when it adopted these rules, in considering the pay-ratio disclosure, stockholders should keep in mind that the rules were not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather were designed to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of June 30, 2026 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of stock options and release of RSUs (#)	Weighted–average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)

	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)	7,328,354	23.47	22,761,620(3)
Equity compensation plans not approved by security holders(4)	—	—	—
Total	7,328,354	23.47	22,761,620
(1)The weighted-average exercise price does not reflect the shares that will be issued in connection with the release of RSUs upon vesting, because RSUs have no exercise price.
(2)Includes the 2016 Equity Incentive Plan (2016 Plan) and the 2019 Plan and excludes purchase rights accruing under the 2019 Employee Stock Purchase Plan (2019 ESPP).
(3)There are no shares of common stock available for issuance under our 2016 Plan, but that plan will continue to govern the terms of stock options and RSUs previously granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2016 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2019 Plan. In addition, the number of shares reserved for issuance under our 2019 Plan increased automatically by 4,603,143 on July 1, 2026 and will increase automatically on the first day of July of each of 2027 through 2029 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding June 30 or a lower number approved by our Board. As of June 30, 2026, there were 5,813,537 shares of common stock available for issuance under the 2019 ESPP. The number of shares reserved for issuance under our 2019 ESPP increased automatically by 920,628 on July 1, 2026 and will increase automatically on the first day of July of each year during the term of the 2019 ESPP by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding June 30 or a lower number approved by our Board.
(4)Excludes outstanding options to acquire 15,821 shares of common stock with a weighted average exercise price of $14.73 that were assumed by us in connection with the acquisition of DivvyPay, Inc. No additional awards will be made under such plan.

OUR PROPOSALS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
The current terms of four Class I directors expire at the Annual Meeting and all four such directors are standing for re-election at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the four nominees receiving the highest number of “FOR” votes will be elected. Each director nominee elected will hold office until the 2029 Annual Meeting of Stockholders and until a successor has been duly elected and qualified unless, prior to such meeting, a director shall resign or his or her directorship shall become vacant due to his or her death, resignation or removal.

Name	Age	Position

Keri Gohman	50	Director
René Lacerte	59	Board Chair, Founder and Chief Executive Officer
Tina Reich	50	Director
Dan Wernikoff	55	Director
For information as to the shares of common stock held by our director nominees, see “Security Ownership of Certain Beneficial Owners and Management” above and for a biographical summary of our director nominees, see “Our Board of Directors” above. There are no arrangements or understandings between any of the director nominees or executive officers and any other person pursuant to which our director nominees or executive officers have been selected for their respective positions.
Each nominee has consented to serve if elected. If any nominee becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
(PROPOSAL NO. 1 ON YOUR PROXY CARD)

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending June 30, 2027, and recommends that stockholders vote for ratification of such appointment. The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending June 30, 2027 requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock entitled to vote on this matter that are present or represented by proxy at the Annual Meeting and that are voted “FOR” or “AGAINST” the proposal. In the event that PwC is not ratified by our stockholders, the Audit Committee will review its future appointment of PwC as our independent registered public accounting firm. Further, the Audit Committee may appoint a different independent registered public accounting firm at any time if, in the committee’s sole discretion, the committee determines that such a change would be in the best interests of the Company and our stockholders.
We expect representatives of PwC to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. PwC will periodically rotate the individuals responsible for our audit. During the years ended June 30, 2025 and 2026, fees for services provided by PwC were as follows (in thousands):

Fees Billed to BILL Holdings, Inc.	2025 ($)	2026 ($)

Audit fees(1)	4,460	4,632
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	145	212
Total fees	4,605	4,844
(1)“Audit fees” consisted mainly of fees for work performed in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of our unaudited quarterly consolidated financial statements, and audit of the financial statements of a subsidiary as required by certain state regulations.
(2)“All other fees” consisted mainly of fees for work performed in connection with assessments of certain of our compliance programs.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the tables above were approved by our Audit Committee.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2027. (PROPOSAL NO. 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We urge stockholders to read the section titled “Compensation Discussion and Analysis” beginning on page 39 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 62, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the section titled “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “Say on Pay” vote and requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock entitled to vote on this matter that are present or represented by proxy at the Annual Meeting and that are voted “FOR” or “AGAINST” the proposal. We are currently conducting Say on Pay votes every year and expect to hold the next Say on Pay vote in connection with our 2027 Annual Meeting of Stockholders. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN FISCAL 2026. (PROPOSAL NO. 3 ON YOUR PROXY CARD)

OUR ANNUAL MEETING AND GENERAL INFORMATION
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited by the Board on behalf of BILL Holdings, Inc. for use at our 2026 Annual Meeting of Stockholders, to be held virtually at www.virtualshareholdermeeting.com/BILL2026 on December 10, 2026 at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof. This Proxy Statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available to stockholders on or about October 27, 2026.
GENERAL INFORMATION ABOUT THE MEETING
Record Date; Quorum
Only holders of record of our common stock at the close of business on October 13, 2026 (the Record Date), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 85,869,963 shares of common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 6220 America Center Drive, Suite 100, San Jose, California 95002.
The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.
Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Nominee. If, on the Record Date, your shares were held in an account with a broker, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the four nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL,” “WITHHOLD ALL” or vote “FOR ALL EXCEPT” one or any of the nominees you specify.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027 requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock entitled to vote on this matter that are present or represented by proxy at the Annual Meeting and that are voted “FOR” or “AGAINST” the proposal.
Approval, on a non-binding advisory basis, of the compensation paid by us to our Named Executive Officers (as defined herein) as disclosed in this Proxy Statement requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock entitled to vote on this matter that are present or represented by proxy at the Annual Meeting and that are voted “FOR” or “AGAINST” the proposal.
Abstentions; Withholding Authority; Broker Non-Votes
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Abstentions and “broker non-votes,” to the extent broker non-votes arise in the limited circumstances described below, will be counted as present for purposes of determining a quorum. At the Annual Meeting, abstentions, broker non-votes and proxies marked “withhold authority” will have no effect on Proposals No. 1, 2 and 3. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner and (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027 is considered a routine matter. The proposal for the election of directors, the approval, on a non-binding advisory basis, of the compensation paid by us to our Named Executive Officers, and any other proposals presented at the Annual Meeting are non-routine matters.
Recommendations of Our Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
Our Board recommends that you vote “FOR ALL” of the Class I directors named in this Proxy Statement (Proposal No. 1), “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027 (Proposal No. 2), and “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement (Proposal No. 3). None of our directors or current executive officers has any substantial interest in any matter to be acted upon, other than the nominated directors’ interests in the elections to office under Proposal No. 1 and the Named Executive Officers’ interests with respect to Proposal No. 3.
Voting Instructions; Voting of Proxies
If you are a stockholder as of the Record Date, you may:
•vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BILL2026, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Pacific Time. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BILL2026, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/BILL2026. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting;

•vote by telephone or through the Internet—in order to do so, please follow the instructions shown on the Notice of Internet Availability of Proxy Materials or your proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible; or
•vote by mail—if you request or receive a paper proxy card and voting instructions by mail, complete, sign and date the enclosed proxy card and promptly return it in the prepaid envelope provided. Your signed and dated proxy card must be received by the day prior to the Annual Meeting in order to be voted.
Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on December 9, 2026. Submitting your proxy whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•marking, dating, signing and delivering a proxy bearing a later date by mail, which is received before the closing of the polls at the Annual Meeting;
•voting again by telephone or through the Internet; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.
Participating in the Annual Meeting
To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/BILL2026 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/BILL2026, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will do our best to respond to your questions during the live webcast, subject to the time available for the meeting and the meeting rules of conduct. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on the “Investor Relations” section of our website, which is located at investor.bill.com.
To facilitate an orderly Q&A session, questions should be succinct and limited to one topic. Subject to the meeting rules of conduct and the time available, we may group substantially similar questions, limit the number of questions submitted by a single stockholder, and decline to address questions that are unrelated to the business of the Annual Meeting, request material non-public information, or are otherwise inappropriate, as determined by the chair or secretary of the Annual Meeting.
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In either of these situations, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/BILL2026. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at the Next Annual Meeting
Our Bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the attention of the Corporate Secretary at our principal executive offices, the address of which is BILL Holdings, Inc., 6220 America Center Drive, Suite 100, San Jose, California 95002. To be timely for our 2027 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on August 12, 2027 and not later than 5:00 p.m. Eastern Time on September 11, 2027. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2027 Annual Meeting of Stockholders must be received by us not later than June 29, 2027 in order to be considered for inclusion in our proxy materials for that meeting. Proposals should be sent to our Corporate Secretary at our principal executive offices, and must comply with the ownership and other requirements set forth in Rule 14a-8 under the Exchange Act.
We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal.
Availability of Bylaws
A copy of our Bylaws is available via the SEC’s website at www.SEC.gov. Stockholders may also obtain a copy of the relevant provisions of our Bylaws regarding the requirements for submitting stockholder proposals and nominating director candidates by sending a written request to our Corporate Secretary at our principal executive offices at the address set forth under “Annual Report.”
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended June 30, 2026.
Annual Report
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2026, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
BILL Holdings, Inc.
6220 America Center Drive, Suite 100
San Jose, California 95002
Attn: Investor Relations
The annual report is also available on the “Investor Relations” section of our website, which is located at investor.bill.com under “SEC Filings” in the “Financials” section of our website, or by following the instructions in the Notice of Internet Availability of Proxy Materials.

Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the Internet, and you can submit your votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
•Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., or you are in possession of stock certificates): visit www-us.computershare.com/investor and log into your account to enroll.
•Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (800) 736-3001 or visit www-us.computershare.com/investor with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and other proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps in conserving natural resources.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and other proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling 1-866-540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may contact our Investor Relations department at 6220 America Center Drive, Suite 100, San Jose, California 95002, Attn: Investor Relations, telephone number (650) 621-7700.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,
René Lacerte
Chief Executive Officer

APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This Proxy Statement includes references to financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), including Non-GAAP Net Income, EBITDA Less Float, Non-GAAP Operating Income, Non-GAAP Gross Profit and Non-GAAP Gross Margin.
These non-GAAP measures are not prepared in accordance with, and are not alternatives to, financial measures prepared in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures as an analytical tool, and non-GAAP financial measures should not be considered in isolation or as substitutes for analysis of financial results as reported under GAAP. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measure. A reconciliation of the non-GAAP measures to their most directly comparable GAAP financial measures has been provided in the financial statement table below, and stockholders are encouraged to review the reconciliation.

Fiscal Year Ended June 30, 2026

(in thousands)

GAAP Net Income (Loss)	($11,241)
Add - GAAP provision for income taxes	1,110
Income (loss) before taxes	(10,131)
Add (less):
Depreciation and amortization(1)	82,656
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses(2)	217,255
Acquisition and integration-related expenses	—
Restructuring	90,895
Amortization of debt issuance costs	6,434
Professional advisory fees related to shareholders’ activism	6,365
Gain on debt extinguishment	—
Non-GAAP net income before non-GAAP tax adjustments	393,474
Non-GAAP provision for income taxes(3)	(78,695)
Non-GAAP Net Income	$314,779
Add (less):
Other income, net	(63,316)
Amortization of debt issuance costs	(6,434)
Gain on debt extinguishment	—
Non-GAAP provision for income taxes(3)	78,695
EBITDA	$323,724
Add (less):
Profit from Interest on Funds Held for Customers(4)	(146,060)
EBITDA Less Float	$177,664
(1)Excludes amortization of capitalized internal-use software costs paid in cash.
(2)Excludes stock-based compensation charged to Restructuring, listed separately.
A-1

(3)The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.
(4)Represents interest on funds held for customers less estimated fees paid for management of funds held for customers.

Fiscal Year Ended June 30, 2026

(in thousands)

GAAP Operating Loss	($73,447)
Add:
Depreciation and amortization(1)	82,656
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses(2)	217,255
Acquisition-related and integration-related expenses	—
Restructuring	90,895
Professional advisory fees related to shareholders’ activism	6,365
Non-GAAP Operating Income	$323,724
(1)Excludes amortization of capitalized internal-use software costs paid in cash.
(2)Excludes stock-based compensation charged to Restructuring, listed separately.

Fiscal Year Ended June 30, 2026

(in thousands)

GAAP gross profit	$1,337,865
Add (less):
Depreciation and amortization(1)	49,487
Stock-based compensation and related payroll taxes charged to cost of revenue	8,834
Non-GAAP gross profit	$1,396,186
GAAP gross margin	80.9%
Non-GAAP gross margin	84.5%
(1)Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash.

Fiscal Year Ended June 30, 2026

(in thousands)

Net cash provided by operating activities	$415,832
Add (less):
Purchases of property and equipment	(3,334)
Capitalization of internal-use software	(57,882)
Free cash flow	$354,676
A-2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BILL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04692-P56152

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BILL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following nominees for Class I directors:

	For All	Withhold All	For All Except
1. To elect the directors listed below:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Keri Gohman
02) René Lacerte
03) Tina Chan Reich
04) Dan Wernikoff

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year ending June 30, 2027.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our Named Executive Officers (Say-on-Pay).	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any and all other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

T04693-P56152

BILL HOLDINGS, INC.
Annual Meeting of Shareholders
December 10, 2026 9:00 AM PST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) René Lacerte, Rohini Jain and Michael Dunn, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BILL HOLDINGS, INC. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM PST on December 10, 2026, virtually at www.virtualshareholdermeeting.com/BILL2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side